ASCENT CAPITAL GROUP, INC.
5251 DTC Parkway, Suite 1000
Greenwood Village, Colorado 80111
(303) 628-5600

Dear Stockholder:	April 13, 2016

The 2016 annual meeting of stockholders of Ascent Capital Group, Inc. will be held at 10:00 a.m., Mountain Time, on May 27, 2016, at 5251 DTC Parkway, Second Floor Conference Room, Greenwood Village, Colorado 80111, Tel. No. (303) 628-5600.

At the annual meeting, you will be asked to consider and vote on the re-election of one of our directors and the ratification of our auditors. Each of the matters to be considered at the annual meeting is described in greater detail in the accompanying proxy statement.

Your vote is important, regardless of the number of shares you own.  Whether or not you plan to attend the annual meeting, please read the accompanying proxy statement and then vote via the Internet, telephone or using your smartphone as promptly as possible.  Alternatively, request a paper proxy card to complete, sign and return by mail.  This will save us additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.  It will not, however, prevent you from later revoking your proxy or changing your vote.

Thank you for your continued support and interest in our company.

Very truly yours,

William R. Fitzgerald
Chairman, Chief Executive Officer and President

The Notice of Internet Availability of Proxy Materials is first being mailed on or about April 14, 2016, and the proxy materials relating to the annual meeting will first be made available on or about the same date.

ASCENT CAPITAL GROUP, INC.
5251 DTC Parkway, Suite 1000
Greenwood Village, Colorado 80111
(303) 628-5600

____________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 27, 2016

____________________________

NOTICE IS HEREBY GIVEN of the annual meeting of stockholders of Ascent Capital Group, Inc. to be held at 10:00 a.m., Mountain Time, on May 27, 2016, at 5251 DTC Parkway, Second Floor Conference Room, Greenwood Village, Colorado 80111, Tel. No. (303) 628-5600, to consider and vote on the following:

1.	A proposal to re-elect Philip J. Holthouse to serve as a Class II member of our board of directors for a three year term (the director election proposal); and

2.	A proposal to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2016 (the auditor ratification proposal).

We describe the proposals in more detail in the accompanying proxy statement.  We encourage you to read the proxy statement in its entirety before voting.  You may also be asked to consider and vote on any other business properly brought before the annual meeting.

Holders of record of our Series A common stock, par value $.01 per share, and Series B common stock, par value $.01 per share, outstanding as of 5:00 p.m., New York City time, on April 8, 2016, the record date for the annual meeting, will be entitled to notice of the annual meeting and to vote at the annual meeting or any adjournment thereof.  Holders of Series A common stock and Series B common stock will vote together as a single class on each proposal.  A list of stockholders entitled to vote at the annual meeting will be available at our offices for review by our stockholders, for any purpose germane to the annual meeting, for at least 10 days prior to the annual meeting.

The following stockholder approvals are required with respect to the matters described above:

•
The director election proposal requires the affirmative vote of a plurality of the votes cast for the director election proposal by the holders of shares of our common stock present, in person or by proxy, and entitled to vote at the annual meeting, voting together as a single class. This means that Mr. Holthouse will be elected if he receives more affirmative votes than any other persons.

•
Approval of the auditor ratification proposal requires the affirmative vote of a majority of the voting power of the shares of our common stock present, in person or by proxy, and entitled to vote at the annual meeting, voting together as a single class.

Our board of directors has carefully considered and approved each of the director election proposal and the auditor ratification proposal described above and recommends that you vote FOR the election of the director nominee and FOR the auditor ratification proposal.

iii

YOUR VOTE IS IMPORTANT.  We urge you to vote as soon as possible by telephone, Internet, smartphone or mail.

By order of the board of directors,

William E. Niles
Executive Vice President, General Counsel and Secretary

Greenwood Village, Colorado
April 13, 2016

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, PLEASE VOTE AS PROMPTLY AS POSSIBLE BY TELEPHONE, INTERNET OR SMARTPHONE.  ALTERNATIVELY, REQUEST A PAPER PROXY CARD TO COMPLETE, SIGN AND RETURN BY MAIL.

ASCENT CAPITAL GROUP, INC.
a Delaware corporation

5251 DTC Parkway, Suite 1000

Greenwood Village, Colorado 80111

(303) 628-5600

PROXY STATEMENT

For Annual Meeting of Stockholders

We are furnishing this proxy statement in connection with our board of directors’ (our Board) solicitation of proxies for use at our 2016 annual meeting of stockholders (our annual meeting) to be held at 10:00 a.m., Mountain Time, at 5251 DTC Parkway, Second Floor Conference Room, Greenwood Village, Colorado 80111, Tel. No. (303) 628-5600, on May 27, 2016, or at any adjournment or postponement of the annual meeting.  At the annual meeting, we will ask you to consider and vote on the proposals described in the accompanying Notice of Annual Meeting of Stockholders.  The proposals are described in more detail in this proxy statement.  We are soliciting proxies from holders of our Series A common stock, par value $0.01 per share, and Series B common stock, par value $0.01 per share.

ANNUAL MEETING; PROXIES

Notice and Access of Proxy Materials

We have elected, in accordance with the Securities and Exchange Commission’s (SEC) “Notice and Access” rule, to deliver a Notice of Internet Availability of Proxy Materials (the Notice) to our stockholders and to post our proxy statement and our annual report to our stockholders (collectively, the proxy materials) electronically.  The Notice is first being mailed to our stockholders on or about April 14, 2016.  The proxy materials are first being made available to our stockholders on or about the same date.

The Notice instructs you how to access and review the proxy materials and how to submit your proxy via the Internet or by telephone or smartphone.  The Notice also instructs you how to request and receive a paper copy of the proxy materials, including a proxy card or voting instruction form, at no charge.  We will not mail a paper copy of the proxy materials to you unless specifically requested to do so.

Electronic Delivery

Registered stockholders may elect to receive future notices and proxy materials by e-mail. To sign up for electronic delivery, go to www.computershare.com/investor. You may also sign up for electronic delivery when you vote by Internet at www.envisionreports.com/ASCMA, by following the prompts. Once you sign up, you will not receive a printed copy of the notices and proxy materials, unless you request them. You may suspend electronic delivery of the notices and proxy materials at any time by contacting our transfer agent, Computershare, at 800-730-4001 (outside the United States 781-575-2879). Stockholders who hold shares through a bank, brokerage firm or other nominee may request electronic access by contacting their nominee.

Time, Place and Date

The annual meeting of the stockholders is to be held at 10:00 a.m., Mountain Time, on May 27, 2016, at 5251 DTC Parkway, Second Floor Conference Room, Greenwood Village, Colorado 80111, Tel. No. (303) 628-5600.

Purpose

At the annual meeting, you will be asked to consider and vote on each of the following:

•	the re-election of one of our directors, Philip J. Holthouse, to serve as a Class II member of our Board for a three year term; and

•	the auditor ratification proposal, to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2016.

You may also be asked to consider and vote on such other business as may properly come before the annual meeting. However, we are not currently aware of any such additional business.

Quorum

In order to carry on the business of the annual meeting, at least a majority of the aggregate voting power represented by the outstanding shares of our Series A common stock and Series B common stock, as of the record date, must be present at the annual meeting, either in person or by proxy.  For purposes of determining a quorum, your shares will be included as represented at the meeting even if you indicate on your proxy that you abstain from voting.  If a broker, who is a record holder of shares, indicates on a form of proxy that the broker does not have discretionary authority to vote those shares on either or both of the proposals, or if those shares are voted in circumstances in which proxy authority is defective or has been withheld, those shares (which we refer to as broker non-votes) nevertheless will be treated as present for purposes of determining the presence of a quorum.

Who May Vote; Record Date

Holders of our Series A common stock and Series B common stock, as recorded in our stock register as of 5:00 p.m., New York City time, on April 8, 2016 (which is the record date for the annual meeting), may vote at the annual meeting or at any adjournment or postponement thereof.

Votes Required

The following stockholder approvals are required with respect to the proposals described above:

•
The director election proposal requires the affirmative vote of a plurality of the votes cast for the director election proposal by the holders of shares of our common stock present, in person or by proxy, and entitled to vote at the annual meeting, voting together as a single class. This means that Mr. Holthouse will be elected if he receives more affirmative votes than any other persons.

•
Approval of the auditor ratification proposal requires the affirmative vote of a majority of the voting power of the shares of our common stock present, in person or by proxy, and entitled to vote at the annual meeting, voting together as a single class.

Votes You Have

At the annual meeting, holders of our Series A common stock will have one vote per share for each share of Series A common stock that our records show they owned on the record date, and holders of our Series B common stock will have ten votes per share for each share of Series B common stock that our records show they owned on the record date.  Holders of all series of our common stock will vote together as a single class.

Shares Outstanding

As of the record date, there were 12,351,476 shares of our Series A common stock and 382,359 shares of our Series B common stock outstanding.

Number of Holders

As of the record date, there were 761 and 50 record holders of our Series A common stock and our Series B common stock, respectively.  Such amounts do not include the number of stockholders whose shares are held of record by banks, brokers or other nominees, but include each such institution as one holder.

Voting Procedures for Record Holders

Holders of record of our common stock as of the record date may vote in person at the annual meeting.  Alternatively, they may give a proxy by completing, signing, dating and returning the proxy card, or by voting by telephone, smartphone or over the Internet.  Unless subsequently revoked, shares of our common stock represented by a proxy submitted as described below and received at or before the annual meeting will be voted in accordance with the instructions on the proxy.

YOUR VOTE IS IMPORTANT.  It is recommended that you vote by proxy even if you plan to attend the annual meeting.  You may change your vote at the annual meeting.  Specific voting instructions are set forth in this proxy statement and on both the Notice and proxy card.

If a proxy is properly executed and submitted by a record holder without indicating any voting instructions, the shares represented by the proxy will be voted FOR the election of Mr. Holthouse as a director and will be voted FOR the approval of the auditor ratification proposal.

If you submit a proxy card on which you indicate that you abstain from voting, it will have no effect on the director election proposal but will have the same effect as a vote AGAINST the auditor ratification proposal.

If you fail to respond with a vote, your shares will not be counted as present and entitled to vote for purposes of determining a quorum, and your failure to vote will have no effect on determining whether either of the proposals are approved (assuming a quorum is present).

Voting Procedures for Shares Held in Street Name

General. If you hold your shares in the name of a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee when voting your shares of our common stock or when granting or revoking a proxy. The rules and regulations of the New York Stock Exchange and The Nasdaq Stock Market prohibit brokers, banks and other nominees from voting shares on behalf of their clients with respect to numerous matters, including, in our case, the director election proposal. Accordingly, to ensure your shares held in street name are voted on such matter, we encourage you to provide specific voting instructions to your broker, bank or other nominee promptly.

Effect of Broker Non-Votes. Broker non-votes are counted as shares of our common stock present and entitled to vote for purposes of determining a quorum but will have no effect on any of the proposals. You should follow the directions your broker, bank or other nominee provides to you regarding how to vote your shares of common stock or how to change your vote or revoke your proxy.

Revoking a Proxy

Before the start of the annual meeting, you may change your vote, by voting in person at the annual meeting or by delivering a signed proxy revocation or a new signed proxy with a later date to Ascent Capital Group, Inc., c/o Computershare Trust Company, N.A., 250 Royall Street, Canton, MA 02021.  Any proxy revocation or new proxy must be received before the start of the annual meeting.  In addition, you may change your vote through the Internet or by telephone or smartphone (if you originally voted by the same method) not later than 11:59 p.m., New York City time, on May 26, 2016.

Your attendance at the annual meeting will not, by itself, revoke a prior vote or proxy from you.  Please be sure to request a ballot at the annual meeting if you have not voted or wish to change your vote.

If your shares are held in an account by a broker, bank or other nominee, you should contact your nominee to change your vote or revoke your proxy.

Solicitation of Proxies

We are soliciting proxies by means of these proxy materials on behalf of our board of directors. In addition to this mailing, our employees may solicit proxies personally or by telephone. We will pay the cost of soliciting these proxies. We will also reimburse brokers and other nominees for their expenses in sending the Notice and, if requested, paper proxy materials to you and getting your voting instructions.

Recommendation of Our Board of Directors

Our Board has carefully considered and approved the director election proposal and the auditor ratification proposal, and recommends that you vote FOR the election of Mr. Holthouse to a new three-year term and that you vote FOR the auditor ratification proposal.

Other Matters to Be Voted on at the Annual Meeting

Our Board is not currently aware of any business to be acted on at the annual meeting other than that which is described in the Notice of Annual Meeting of Stockholders and this proxy statement. If, however, other matters are properly brought to a vote at the annual meeting, the persons designated as proxies will have discretion to vote or to act on these matters according to their best judgment, unless you indicate otherwise in your proxy. In the event there is a proposal to adjourn or postpone the annual meeting, the persons designated as proxies will have discretion to vote on that proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth information concerning shares of our common stock beneficially owned by each person or entity (excluding any of our directors and executive officers) known by us to own more than five percent of the outstanding shares of any series of our common stock.  All of such information is based on publicly available filings.

The security ownership information is given as of February 29, 2016, and, in the case of percentage ownership information, is based upon 12,304,570 shares of our Series A common stock and 382,359 shares of our Series B common stock, in each case, outstanding on that date.  The percentage voting power is presented on an aggregate basis for all series of common stock.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class	Voting Power

John C. Malone	Series A	311,189	(1)(2)(3)(4)	2.53%	17.34%
c/o Liberty Media Corporation 12300 Liberty Boulevard Englewood, CO 80112	Series B	248,693	(1)(2)(4)(5)	65.04%

Brown Advisory Incorporated	Series A	752,120	(6)	6.11%	4.66%
901 South Bond Street, Ste. 400 Baltimore, MD 21231

BlackRock, Inc.	Series A	776,124	(7)	6.31%	4.81%
55 East 52nd Street New York, NY 10022

Chou Associates Fund	Series A	648,333	(8)	5.27%	4.02%
110 Sheppard Avenue East Suite 301, Box 18 Toronto, ON M2N 648

Dimensional Fund Advisors LP	Series A	629,851	(9)	5.12%	3.90%
Building One 6300 Bee Cave Road Austin, Texas 78746

GAMCO Investors, Inc.	Series A	1,618,062	(10)	13.15%	10.03%
One Corporate Center Rye, NY 10580

Okumus Fund Management Ltd.	Series A	1,289,727	(11)	10.48%	8.00%
767 Third Avenue, 35th Floor New York, New York 10017

The Vanguard Group	Series A	635,170	(12)	5.16%	3.94%
100 Vanguard Blvd. Malvern, PA 19355

(1)	Mr. Malone has sole voting power and sole dispositive power over 306,192 shares of our Series A common stock and 239,515 shares of our Series B common stock.

(2)
Includes (i) 26,833 shares of our Series A common stock and 2,046 shares of our Series B common stock held by Mr. Malone’s wife, Mrs. Leslie Malone, as to which shares Mr. Malone has disclaimed beneficial ownership and (ii) 113,345 shares of our Series A common stock and 145,225 shares of our Series B common stock held by Columbus Holdings, LLC, which is owned by Mr. Malone and his wife.

(3)
Includes (i) 16 and 55,317 shares of our Series A common stock held by two trusts with respect to which Mr. Malone is the sole trustee and, with his wife, retains a unitrust interest in the trusts and (ii) 4,997 shares of our Series A common stock that may be acquired upon exercise of stock options exercisable within 60 days after February 29, 2016.

(4)	Does not include beneficial ownership of shares of our Series A common stock issuable upon exercise of conversion rights relating to shares of our Series B common stock held by Mr. Malone.

(5)
Includes 9,178 shares of our Series B common stock held by two trusts managed by an independent trustee, of which the beneficiaries are Mr. Malone’s adult children. Mr. Malone has no pecuniary interest in the trusts, but he retains the right to substitute the assets held by the trusts. Mr. Malone disclaims beneficial ownership of such shares.

(6)
Based upon Amendment No. 2 to Schedule 13G filed on February 9, 2016 by Brown Advisory Incorporated, Brown Advisory, LLC and Brown Investment Advisory and Trust Company, which states that Brown Advisory Incorporated, a parent holding company (collectively, Brown Advisory), has sole voting power over 643,797 shares and shared dispositive power over 752,120 shares. Based on Amendment No. 3 to Schedule 13G, filed on April 11, 2016 by Brown Advisory, Brown Advisory owned less than five percent of our Series A common stock as of March 31, 2016.

(7)
Based upon Amendment No. 6 to Schedule 13G filed on January 25, 2016 by BlackRock, Inc., which states that BlackRock, Inc., a parent holding company, has sole voting power over 734,263 shares and sole dispositive power over 776,124 shares. All shares covered by the Schedule 13G are held by subsidiaries of BlackRock, Inc.

(8)
Based upon the Schedule 13G filed on February 10, 2016 by Chou Associates Fund, Chou Associates Management Inc., Chou Asia Fund, Chou Bond Fund, Chou RRSP Fund, Chou Opportunity Fund, Chou Income Fund, Chou America Management, Inc. and Francis S. M. Chou, which states that Chou Associates Management Inc., as an investment advisor for the other aforementioned investment funds, has sole voting power and sole dispositive power over 648,333 shares.

(9)
Based upon the Schedule 13G filed on February 9, 2016 by Dimensional Fund Advisors LP, which states that Dimensional Fund Advisors LP has sole voting power over 599,367 shares and sole dispositive power over 629,851 shares.

(10)
Based upon Amendment No. 18 to Schedule 13D filed on November 27, 2015 by by Gabelli Funds, LLC, GAMCO Asset Management Inc., Teton Advisors, Inc., GGCP, Inc., GAMCO Investors, Inc. and Mario J. Gabelli (whom we collectively refer to as the Gabelli Reporting Persons). In addition to shares of our Series A common stock held directly by Mr. Gabelli, Mr. Gabelli is deemed to have beneficial ownership of those shares of our common stock held by the other Gabelli Reporting Persons. The Schedule 13D states that (i) Mr. Gabelli has sole voting power and sole dispositive power over 456 shares, (ii) Gabelli Funds, LLC has sole voting power and sole dispositive power over 349,750 shares, (iii) GAMCO Asset Management Inc. has sole voting power over 827,301 shares and sole dispositive power over 980,628 shares, (iv) Teton Advisors, Inc. has sole voting power and sole dispositive power over 279,463 shares, (v) GGCP, Inc. has neither sole voting power nor sole dispositive power over any shares and (vi) GAMCO Investors, Inc. has sole voting power and sole dispositive power over 7,765 shares.

(11)
Based upon Amendment No. 1 to Schedule 13D filed on March 15, 2016 by Okumus Fund Management Ltd., Okumus Opportunistic Value Fund, Ltd. and Ahmet H. Okumus (collectively, Okumus) stating that Okumus has shared voting power over 1,289,727 shares and shared dispositive power over 1,289,727 shares.

(12)
Based upon Amendment No. 3 to Schedule 13G filed on February 10, 2016 by The Vanguard Group, an investment advisor, which states that The Vanguard Group has sole voting power over 17,577 shares, shared voting power over 2,600 shares, sole dispositive power over 616,493 shares and shared dispositive power over 18,677 shares.

Security Ownership of Management

The following table sets forth information with respect to the ownership by each of our directors, each of our named executive officers (as defined below) and by all of our directors and executive officers as a group, of shares of our Series A common stock and Series B common stock.  The security ownership information is given as of February 29, 2016, and, in the case of percentage ownership information, is based upon 12,304,570 shares of Series A common stock and 382,359 shares of Series B common stock, in each case, outstanding on that date.  Such outstanding share amounts do not include shares of our common stock that may be issued upon the exercise of stock options, including stock options disclosed in the table below.  The percentage voting power is presented in the table below on an aggregate basis for all series of common stock.

Shares of restricted stock that have been granted pursuant to our equity incentive plans are included in the outstanding share numbers provided throughout this proxy statement.  Shares of common stock issuable upon vesting of restricted stock units or exercise or conversion of options, warrants and convertible securities that, as of February 29, 2016, were exercisable or convertible on such date or within 60 days thereafter, are deemed to be outstanding and to be beneficially owned by the person holding the restricted stock units, options, warrants or convertible securities for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.  For purposes of the following presentation, any beneficial ownership of shares of our Series B common stock, though convertible on a one-for-one basis into shares of our Series A common stock, is reported as beneficial ownership of our Series B common stock only, and not as beneficial ownership of our Series A common stock.  So far as is known to us, the persons indicated below have sole voting power with respect to the shares indicated as owned by them, except as otherwise stated in the notes to the table.

Name of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class	Voting Power

William R. Fitzgerald	Series A	617,789	(1)(2)	4.83%	10.61%
Chairman of the Board, Chief Executive Officer and President	Series B	114,496	(3)	29.94%

Brian Deevy	Series A	10,254	(1)(4)	*	*
Director	Series B	—		—

Jeffery R. Gardner	Series A	80,918	(1)	*	*
Executive Vice President	Series B	—		—

Philip J. Holthouse	Series A	34,119	(1)(2)(5)	*	*
Director	Series B	—		—

Rana Kashyap	Series A	15,000		*	*
Director	Series B	—		—

Michael R. Meyers	Series A	62,993	(2)(6)(8)	*	*
Senior Vice President and Chief Financial Officer	Series B	—		—

William E. Niles	Series A	82,188	(1)(2)	*	*
Executive Vice President, General Counsel and Secretary	Series B	—		—

Michael J. Pohl	Series A	33,152	(1)(2)	*	*
Director	Series B	—		—

Charles Y. Tanabe	Series A	11,494	(1)	*	*
Director	Series B	—		—

Carl E. Vogel	Series A	24,471	(1)(2)(7)	*	*
Director	Series B	—		—

Richard G. Walker	Series A	11,204	(9)	*	*
Former Executive Vice President	Series B	—		—

All directors and executive officers as a group (11 persons) (9)	Series A	983,582	(1)(2)(4)(5)(6)(7)(8)	7.60%	12.69%
	Series B	114,496	(3)	29.94%

* Less than one percent

(1)    Includes, as applicable, the following restricted shares of our Series A common stock which remain subject to vesting as of February 29, 2016:

Name	Restricted Shares
William R. Fitzgerald	105,865
Brian Deevy	5,661
Jeffery R. Gardner	68,918
Philip J. Holthouse	6,546
William E. Niles	1,453
Michael J. Pohl	6,419
Charles Y. Tanabe	5,788
Carl E. Vogel	6,419

(2)    Includes, as applicable, beneficial ownership of the following shares of our Series A common stock that may be acquired upon exercise of stock options that are exercisable within 60 days of February 29, 2016:

Name	Option Shares
William R. Fitzgerald	487,318
Philip J. Holthouse	17,692
Michael R. Meyers	45,000
William E. Niles	66,800
Michael J. Pohl	14,692
Carl E. Vogel	6,329

(3)	Includes 16,919 shares of our Series B common stock owned by the William R. Fitzgerald Irrevocable 2012 Trust.

(4)	Includes (i) 1,000 shares of our Series A common stock owned by the Deevy Sons 2004 Trust and (ii) 70 shares of our Series A common stock owned by the WJD Foundation.

(5)
Includes 15,178 shares of our Series A common stock owned by Mr. Holthouse jointly with his wife and over which he has shared voting and investment power. Also includes 3 shares of our Series A common stock held by Mr. Holthouse’s children, as to which shares Mr. Holthouse has disclaimed beneficial ownership.

(6)	Includes 115 shares of our Series A common stock owned by Mr. Meyers jointly with his wife.

(7)	Includes 6,035 shares of our Series A common stock owned by the Vogel Family 2012 Irrevocable Trust, as to which Mr. Vogel has disclaimed beneficial ownership.

(8)	Includes 1,500 shares of our Series A common stock which were issued in connection with partial vesting of Mr. Meyers' performance RSUs (as defined below) on March 31, 2016.

(9)	Mr. Walker served as our Executive Vice President, Strategy and Corporate Development, until his departure from our company in December 2015.

Changes in Control

We know of no arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of our company.

PROPOSAL 1 - THE DIRECTOR ELECTION PROPOSAL

Board of Directors

Our company is governed by a board of directors. Pursuant to our bylaws, the size of our Board shall be not less than three nor more than nine members, with the exact number of directors fixed from time to time by resolution adopted by the affirmative vote of at least 75% of the directors then in office. The number of directors constituting our whole Board is currently fixed at seven.

Our Board currently consists of seven directors, divided among three classes. Our current Class II directors, whose terms will expire at the annual meeting, are Philip J. Holthouse and Brian Deevy. Mr. Deevy has chosen to retire from our board of directors, effective immediately prior to the annual meeting, and not to seek re-election at this annual meeting. Upon Mr. Deevy's retirement, our board of directors will consist of six members. Mr. Holthouse is nominated for election to our board to continue to serve as a Class II director, and we have been informed that Mr. Holthouse is willing to continue to serve as a director of our company. The term of the Class II director who is elected at the annual meeting will expire at the annual meeting of our stockholders in the year 2019. Our Class III directors, whose term will expire at the annual meeting of our stockholders in the year 2017, are William R. Fitzgerald, Rana Kashyap and Michael J. Pohl. Our Class I directors, whose term will expire at the annual meeting of our stockholders in the year 2018, are Charles Y. Tanabe and Carl E. Vogel.

If Mr. Holthouse should decline re-election or should he become unable to serve as a director of our company for any reason before re-election, votes will be cast for a substitute nominee, if any, designated by our Board, or, if none is so designated prior to the election, votes will be cast according to the judgment of the person or persons voting the proxy.

The following lists the nominee for election as a director at the annual meeting and the five other directors of our company, and includes, as to each person, how long such person has been a director of our company, such person’s professional background, other public company directorships and other factors considered in the determination that such person possesses the requisite qualifications and skills to serve as a member of our Board. All positions referenced in the table below with our company include, where applicable, positions with our predecessors. The number of shares of our common stock beneficially owned by each director, as of February 29, 2016, is set forth in this proxy statement under the caption “Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management.”

Nominees for Election as Director
Philip J. Holthouse

•
Professional Background: A director of our company since September 2008. Mr. Holthouse has been a partner with Holthouse Carlin & Van Trigt LLP since 1991, where he provides tax planning and tax consulting services for privately held businesses and high net-worth individuals primarily in the real estate, entertainment and service industries. Mr. Holthouse is a certified public accountant.

•	Other Public Company Directorships: Mr. Holthouse served on the board of directors and audit committee of Napster, Inc. from January 2004 to October 2008.

•	Age: 57

•
Board Qualification: Mr. Holthouse brings to our Board experience as a public company director and an audit committee member. His tax and accounting training enables him to provide our Board with sophisticated financial insight and to fulfill his function as audit committee chairman

Directors Whose Term Expires in 2017

William R. Fitzgerald

•
Professional Background: A director of our company since September 2008. Mr. Fitzgerald is Chairman of our Board, Chief Executive Officer and President of our company. Mr. Fitzgerald has also served as a director of our principal operating subsidiary, Monitronics International, Inc. (Monitronics), since December 2010 and served as Chairman of Ascent Media Group, LLC (AMG) from July 2000 until we sold AMG at the end of 2010. Mr. Fitzgerald also served as a Senior Vice President of Liberty Interactive Corporation (together with its predecessors, Liberty Interactive) from July 2000 to September 2011 and as a Senior Vice President of the former Liberty Media Corporation (currently known as Starz) (Old LMC) from its split-off from Liberty Interactive in September 2011 to December 2012. Prior to joining Liberty Interactive, Mr. Fitzgerald served as Executive Vice President and Chief Operating Officer, Operations Administration for AT&T Broadband (formerly known as Tele-Communications, Inc. (TCI)), from 1998 to 2000 and was Executive Vice President, Corporate Development and Chief Operating Officer of TCI Communications, Inc., a wholly-owned subsidiary of TCI, from 1996 to 1998.

•
Other Public Company Directorships: Mr. Fitzgerald has served as a director of Piper Jaffray Companies since March 2014 and serves as a member of its compensation committee and nominating and governance committee. Mr. Fitzgerald served as a director of Expedia, Inc. from March 2006 to December 2012, during which time he also served as a member of the compensation committee. Mr. Fitzgerald also served as a director of TripAdvisor, Inc. from December 2011 to February 2013. In addition, Mr. Fitzgerald served as a director of On Command Corporation from 2001 to 2005 and Cablevision Systems Corporation from 1999 to 2000.

•	Age: 58

•
Board Qualification: Mr. Fitzgerald brings to our Board over 30 years of experience in the media and telecommunications industries, as well as subscription-based businesses. He has an in-depth understanding of our business and the history of our organization coupled with significant executive and leadership experience.

Rana Kashyap

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Professional Background: A director of our company since March 2016. Mr. Kashyap has served as a Managing Director at Okumus Fund Management, LLC since March 2014. From June 2013 to February 2014, Mr. Kashyap was an analyst with Couchman Capital LLC. He previously served as Vice President, Strategy and Finance, of Maini Precision Product Ltd. and as an Analyst in Investment Banking at JPMorgan Chase & Co. Mr. Kashyap holds an AB in Economics from Georgetown University and a MBA from Harvard Business School.

•	Other Public Company Directorships: None.

•	Age: 33

•
Board Qualification: Pursuant to the terms of an agreement with Okumus, the nominating and corporate governance committee of our Board nominated, and the Board elected, Mr. Kashyap to the Board as a Class III director in March 2016. As a result of his election, Mr. Kashyap provides our Board with the perspective of a significant stockholder. He also brings to our Board experience in finance, strategy and corporate development, as well as experience in evaluating new investment opportunities.

Michael J. Pohl

•
Professional Background: A director of our company since September 2008. Mr. Pohl serves as an advisor to companies in the technology, media and telecommunications industries. Mr. Pohl has served on the board of directors of BlackArrow, Inc. since January 2012 and was appointed as Chairman of its board of directors in June 2012. The company was sold in December 2015 and Mr Pohl now serves as Board observer at Cadent the new combined company of BlackArrow and Cross MediaWorks. Mr. Pohl has served on the board of

Think Analytics since March 2013 and on the board of Imagine Communications Corp. from March 2013 to December 2015, having previously served on the board of its predecessor, Harris Broadcast. From December 2007 to April 2008, Mr. Pohl served as the Interim Vice President/General Manager of the On Demand Systems Division of ARRIS Group, Inc., a communications technology company specializing in the design and engineering of broadband networks (ARRIS). Mr. Pohl was President of Global Strategies at CCOR Incorporated (C-COR) from December 2005 to November 2007, when C-COR was acquired by ARRIS, and served as the President and Chief Executive Officer of nCUBE Corporation, an interactive video server company, from December 1999 to December 2005. Mr. Pohl has been and continues to be actively involved in numerous industry associations and received the National Cable and Telecommunications Association’s highest honor, the Vanguard Award, in 2008.

•
Other Public Company Directorships: Mr. Pohl served on the board of directors and compensation committee of BigBand Networks, Inc. from May 2009 through the sale of the company to ARRIS in November 2011, during which time he served for a period on the audit committee of its board of directors and served as Chairman of its board of directors beginning in February 2010.

•	Age: 64

•
Board Qualification: Mr. Pohl brings to our Board valuable technological insight and over 25 years of extensive experience with technology companies. His management experience and financial expertise is complemented by his knowledge of applied sciences.

Directors Whose Term Expires in 2018

Charles Y. Tanabe

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Professional Background: A director of our company since November 2014. Mr. Tanabe served as an Executive Vice President and the General Counsel of Liberty Media Corporation (Liberty Media) from May 2007 to December 2012. Mr. Tanabe also served as an Executive Vice President of Liberty Interactive from January 2007 to December 2012 and as the General Counsel from January 1999 to December 2012. He also served as a Senior Vice President of Liberty Interactive from January 1999 to December 2006 and as the Secretary from April 2001 to December 2007.

•	Other Public Company Directorships: Mr. Tanabe has served as a director of Starz since January 2013. Mr. Tanabe also served as a director of Sirius XM Radio Inc. from January 2013 to May 2013.

•	Age: 64

•
Board Qualification: Mr. Tanabe brings to our Board significant operational and legal experience based on his senior positions with Liberty Media and Liberty Interactive. He provides our Board with executive leadership perspective on the legal operations and management of large public companies and risk management policies.

Carl E. Vogel

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Professional Background: A director of our company since December 2009. Mr. Vogel is also a Senior Advisor to DISH Network Corporation (DISH), a publicly-traded company providing pay-TV services, and served as President of DISH from September 2006 until February 2008 and Vice Chairman of DISH from June 2005 until March 2009. Mr. Vogel is president and sole stockholder of Bulldog Capital, Inc., a private investment firm. Since October 2014, Mr. Vogel has been a Senior Advisor to KKR & Co., LP.  Through Bulldog Capital, Inc., from November 2011 to October 2014, Mr. Vogel was a Senior Advisor of The Gores Group, a Los Angeles based private equity firm. From October 2007 until March 2009, Mr. Vogel served as a Senior Advisor to EchoStar Corporation (EchoStar), a publicly-traded company in the digital set-top box and satellite services businesses. From 2001 until 2005, Mr. Vogel served as the President and CEO of Charter Communications Inc. (Charter), a publicly-traded company providing cable television and broadband services. Prior to joining Charter, Mr. Vogel worked as an executive officer in various capacities for companies affiliated with the predecessors of Liberty Interactive and Old LMC. Mr. Vogel held various executive positions with DISH from 1994 until 1997, including serving as the President from 1995 until 1997.

•
Other Public Company Directorships: Mr. Vogel has served on the board of directors AMC Networks Inc. (AMC Networks) since June of 2013 and serves as chairman of the audit committee of AMC Networks and as a member of its compensation committee. Mr. Vogel has served on the board of directors of DISH since May 2005 and on the board of directors and audit committee of Universal Electronics Inc., a publicly-traded company providing wireless control technology for the connected home, since October 2009. In addition, Mr. Vogel has served on the board of directors of Sirius XM Holdings Inc. (including its predecessor), a publicly-traded satellite radio system operator and broadcaster, since April 2011, and has served on its compensation committee and nominating and corporate governance committee since 2012 and has served as chairman of its compensation committee since April 2013. Since 2006, Mr. Vogel has also served on the board of directors of Shaw Communications, Inc., a publicly-traded diversified communications company providing broadband cable and direct-to-home satellite services in Canada, where he currently is a member of the corporate governance and nominating committee. Mr. Vogel was a director of NextWave Wireless Inc. from November 2009 to January 2013 (where he served as the chair of the audit committee from March 2010 to January 2013). From October 2007 until March 2009, Mr. Vogel served as the Vice Chairman of the board of directors of EchoStar. From October 2001 to January 2005, Mr. Vogel served on the board of directors of Charter.

•	Age: 58

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Board Qualification: Mr. Vogel brings to our Board extensive executive leadership experience and board experience, including experience with subscription-based businesses, along with professional accounting and financial expertise.

Vote and Recommendation

The director election requires the affirmative vote of a plurality of the votes cast for the director election proposal by the holders of shares of our common stock present, in person or by proxy, and entitled to vote at the annual meeting, voting together as a single class. This means that Mr. Holthouse will be elected if he receives more affirmative votes than any other persons.

Our Board unanimously recommends a vote FOR the election of the nominees to our Board.

PROPOSAL 2 - THE AUDITOR RATIFICATION PROPOSAL

We are asking our stockholders to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2016.

Even if the selection of KPMG LLP is ratified, the audit committee of our Board, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if our audit committee determines that such a change would be in the best interests of our company and our stockholders.  In the event our stockholders fail to ratify the selection of KPMG LLP, our audit committee will consider it as a direction to select other auditors for the year ending December 31, 2016.

A representative of KPMG LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

Audit Fees and All Other Fees

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our consolidated financial statements for 2015 and 2014:

	2015	2014
Audit fees	$1,111,000	$985,000
Audit related fees (1)	186,000	104,000
Audit and audit related fees	$1,297,000	$1,089,000
Tax fees (2)	19,000	53,000
Total fees	$1,316,000	$1,142,000

(1)	Audit related fees consist primarily of due diligence assistance.

(2)	Tax related services consist primarily of tax compliance and advice.

Our audit committee has considered whether the provision of services by KPMG LLP to our company other than auditing is compatible with KPMG LLP maintaining its independence and believes that the provision of such other services is compatible with KPMG LLP maintaining its independence.

Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

Our audit committee adopted a policy, dated November 6, 2008, regarding the pre-approval of all audit and permissible non-audit services provided by our independent auditor.  Pursuant to this policy, our audit committee has approved the engagement of our independent auditor to provide the following services (all of which are collectively referred to as pre-approved services):

•audit services as specified in the policy, including (i) financial audits of our company and our subsidiaries, (ii) services associated with our periodic reports, registration statements and other documents filed or issued in connection with a securities offering (including comfort letters and consents), (iii) attestations of our management’s reports on internal controls and (iv) consultations with management as to accounting or disclosure treatment of transactions;

•audit-related services as specified in the policy, including (i) due diligence services, (ii) financial audits of employee benefit plans, (iii) consultations with management as to accounting or disclosure treatment of transactions not otherwise considered audit services, (iv) attestation services not required by statute or regulation, (v) certain audits incremental to the audit of our consolidated financial statements, (vi) closing balance sheet audits related to dispositions and (vii) general assistance with implementation of SEC rules or listing standards; and

•tax services as specified in the policy, including federal, state, local and international tax planning, compliance and review services, and tax due diligence.

Notwithstanding the foregoing general pre-approval, any individual project involving the provision of pre-approved services that is likely to result in fees in excess of $100,000 requires the specific prior approval of our audit committee.  Any engagement of our independent auditors for services other than the pre-approved services requires the specific approval of our audit committee. Our audit committee has delegated the authority for the foregoing approvals to the chairman of the audit committee, subject to his subsequent disclosure to the entire audit committee of the granting of any such approval.  Philip J. Holthouse currently serves as the chairman of our audit committee.

Our pre-approval policy prohibits the engagement of our independent auditor to provide any services that are subject to the prohibition imposed by Section 201 of the Sarbanes-Oxley Act.

All services provided by our independent auditor during 2015 were approved in accordance with the terms of the policy.

Vote and Recommendation

Approval of the auditor ratification proposal requires the affirmative vote of a majority of the voting power of the shares of our common stock present, in person or by proxy, and entitled to vote at the annual meeting, voting together as a single class.

Our Board unanimously recommends a vote FOR the auditor ratification proposal.

MANAGEMENT

Executive Officers

The following lists the executive officers of our company (other than William R. Fitzgerald, Chairman of our Board, Chief Executive Officer and President, whose background is described under “Proposal 1—The Director Election Proposal”), their ages and a description of their business experience, including positions held with our company.

Name	Positions

Jeffery R. Gardner
Mr. Gardner has served as Executive Vice President of our company and as the President and Chief Executive Officer of Monitronics, our company’s principal operating subsidiary, since September 2015. Prior to joining Monitronics, Mr. Gardner was a Senior Advisor to the President and Chief Executive Officer of Windstream Holdings, Inc. and Windstream Corporation (together with Windstream Holdings, Inc, Windstream) from December 2014 through February 2015. Prior to that, Mr. Gardner had served as President and Chief Executive Officer of Windstream since December 2005. He was also a director of Windstream from 2006 through February 2015. He previously served as Executive Vice President and Chief Financial Officer of Alltel Corporation where he oversaw its financial operations. Mr. Gardner currently serves on the Board of Directors for CalAmp Corporation and the Qorvo Corporation, where he is also Chairman of the audit committee and a member of the governance and nominating committee. From 2012 to 2013, he served as Chairman of the United States Telecom Association.

Age: 56

Michael R. Meyers
Mr. Meyers has served as Senior Vice President of our company since April 2011 and as Chief Financial Officer and Treasurer since August 2011. Mr. Meyers is the Chief Financial Officer of Monitronics, and has held various positions at Monitronics since July 1996. Before joining Monitronics, Mr. Meyers, a certified public accountant, had over 15 years of accounting, finance, and operations experience. He has worked with a variety of businesses, including Fortune 500, medium, and small companies, as well as working in public accounting.

Age: 59

William E. Niles
Mr. Niles has served as Executive Vice President, General Counsel and Secretary of our company since the spin-off of our company from Discovery Holding Company (DHC) in September 2008, and also served as Executive Vice President and General Counsel of AMG from January 2002 until the sale of AMG in December 2010. From August 2006 through February 2008, Mr. Niles was a member of AMG’s executive committee. Prior to 2002, Mr. Niles was a senior executive handling legal and business affairs within AMG and its predecessor companies. Mr. Niles is also a director of our principal operating subsidiary, Monitronics, and also serves as its Executive Vice President and Secretary.

Age: 52

Our executive officers will serve in such capacities until the next annual meeting of our Board, or until their respective successors have been duly elected or appointed, or until their earlier death, resignation or removal from office. There is no family relationship between any of our executive officers or directors, by blood, marriage or adoption.

During the past ten years, none of our directors or executive officers has had any involvement in any legal proceedings that would be material to an evaluation of his ability or integrity.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish us with copies of all Section 16 forms they file.

Based solely on a review of the copies of the Forms 3, 4 and 5 and amendments to those forms furnished to us during our most recent fiscal year, or written representations that no Forms 5 were required, we believe that, during the year ended December 31, 2015, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten-percent beneficial owners were all met; however, one Form 4 reporting one transaction occurring during the year ended December 31, 2015 was filed late by Richard G. Walker and two Form 4s, each reporting one transaction occurring during the year ended December 31, 2015, were filed late by William R. Fitzgerald.

Code of Ethics

We have adopted a code of ethics that applies to all of our employees, directors and officers, which constitutes our “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act. Our code of ethics is available on our website at http://ir.ascentcapitalgroupinc.com/corporate-governance.cfm.

Director Independence

It is our policy that a majority of the members of our Board be independent of our management. For a director to be deemed independent, our Board must affirmatively determine that the director has no disqualifying direct or indirect material relationship with our company. To assist our Board in determining which of our directors qualify as independent for purposes of The Nasdaq Stock Market rules as well as applicable rules and regulations adopted by the SEC, the nominating and corporate governance committee of our Board follows the Corporate Governance Rules of The Nasdaq Stock Market on the criteria for director independence.

Our Board has determined that each of Philip J. Holthouse, Brian Deevy, Rana Kashyap, Michael J. Pohl, Charles Y. Tanabe and Carl E. Vogel qualifies as an independent director of our company.

Board Composition

As described above under “Proposal 1—The Director Election Proposal”, our Board is comprised of directors with a broad range of backgrounds and skill sets, including media, telecommunications, technology, subscription-based business, finance, transactional and advisory work, auditing and tax. For more information on our Board’s position with respect to the importance of diverse viewpoints on our Board, see “—Committees of our Board of Directors-Nominating and Corporate Governance Committee” below.

Board Leadership Structure

Our bylaws currently provide that the Chairman of our Board shall be the Chief Executive Officer of our company, unless our Board determines otherwise. William R. Fitzgerald currently serves as the Chairman of our Board and Chief Executive Officer (principal executive officer) and is responsible for identifying and implementing strategic initiatives as well as executive leadership. Our Board believes that Mr. Fitzgerald is best situated to serve as Chairman of our Board because he is the director most familiar with our company’s history and business and is also the person most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy.

In evaluating our current Board leadership structure, our Board noted that our company is a holding company and that substantially all of our operating activities are conducted through our principal operating subsidiary, Monitronics. Jeffery R. Gardner serves as the President and Chief Executive Officer of Monitronics, and is responsible for the day to day operations of Monitronics. Our Board believes that the allocation of responsibilities between Mr. Fitzgerald and Mr. Gardner represents an appropriate leadership structure because, among other reasons, it enables Mr. Fitzgerald to foster clear accountability and effective decision making at the board level and with regard to holding company activities, while Mr. Gardner focuses on the daily management of our operating company.

The key members of all committees of our Board are independent directors. Each member of the compensation committee, nominating and corporate governance committee and audit committee is independent. In addition, an independent director, Carl E. Vogel, is the chairman of the executive committee of our Board. Through these committees, we have established independent processes for the effective oversight of critical issues entrusted to independent directors, such as the integrity of our financial statements, CEO and senior management compensation, board evaluation and selection of directors. For more information on the function of the committees of our Board, see “—Committees of our Board of Directors” below.

For the above reasons, our Board does not believe that a separation of the Chairman of the Board and Chief Executive Officer positions will provide any meaningful additional oversight. Moreover, our Board believes its current leadership structure positions our company to achieve the optimal result for its stockholders. Because Mr. Fitzgerald bears primary responsibility for the strategic management and leadership of our company, our Board believes that Mr. Fitzgerald is best suited to chair board meetings and ensure that key business issues and stockholders’ interests are brought to the attention of our Board.

Board Role in Risk Oversight

Our Board has an active role, as a whole and at the committee level, in overseeing the management of our company’s risks. Our Board regularly reviews information regarding our credit, liquidity, strategic, operational, financial and reporting, succession and compensation, legal and compliance functions and status, as well as the risks associated with each. The compensation committee is responsible for overseeing the management of risks relating to our incentive compensation plans and arrangements. The audit committee oversees management of financial risks. The nominating and corporate governance committee manages risks associated with the independence of our Board and, together with the audit committee, potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board is regularly informed through committee reports and management presentations about such risks.

Committees of our Board of Directors

Executive Committee

Our Board has established an executive committee consisting of Carl E. Vogel and William R. Fitzgerald, with Mr. Vogel serving as chairman. The principal purpose of the executive committee is to assist our Board in the performance of its duties and responsibilities between regularly scheduled meetings of our Board and at any time when our Board is not in session or otherwise unable to act, by exercising the power and authority of our Board to manage the business and affairs of our company with respect to (i) such matters as shall be delegated to the executive committee by resolution of our Board and (ii) any other lawful matters to the extent the executive committee, in its discretion, determines that it is necessary or advisable to attend to such matters prior to the next regularly scheduled meeting of our Board. As such, the executive committee generally has and may exercise all the powers and authority of our Board in the management of the business and affairs of our company, including without limitation the power and authority to authorize the issuance of shares of our capital stock. However, the executive committee has no power or authority in reference to the following matters:

•	approving, adopting or recommending to the stockholders of our company any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval;

•	adopting, amending or repealing any bylaws of our company;

•	fixing the size of our Board or filling any vacancies on our Board or on any committee of our Board; or

•	the matters or powers expressly conferred upon the audit committee, the compensation committee, and the nominating and corporate governance committee.

Compensation Committee

Our Board has also established a compensation committee, whose chairman is Michael J. Pohl and whose other members are Philip J. Holthouse and Brian Deevy. The compensation committee reviews and makes recommendations to our Board regarding all forms of compensation provided to our executive officers and directors. In addition, the compensation committee reviews and makes recommendations on bonus and stock compensation arrangements for all of our employees and has sole responsibility for the administration of our incentive plans.

The compensation committee reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and our other executive officers. The compensation committee also reviews and approves the compensation of our Chief Executive Officer and certain other officers of our company. For a description of our processes and policies for consideration and determination of executive and director compensation, including the role of our Chief Executive Officer and outside consultants in determining or recommending amounts and/or forms of compensation, see “Executive Compensation—Compensation Discussion and Analysis” below. The compensation committee has the authority to retain a compensation consultant to assist in the evaluation of executive compensation.

Our Board has adopted a written charter for the compensation committee, which is available on our website at http://ir.ascentcapitalgroupinc.com/corporate-governance.cfm.

Compensation Committee Report
The compensation committee has reviewed and discussed with the company’s management the “Compensation Discussion and Analysis” included under “Executive Compensation” below. Based on such review and discussions, the compensation committee recommended to our company’s Board that the “Compensation Discussion and Analysis” be included in this proxy statement.

Submitted by the Members of the Compensation Committee
Brian Deevy
Philip J. Holthouse
Michael J. Pohl (chairman)

Compensation Committee Interlocks and Insider Participation

In 2015, the compensation committee of our Board consisted of Michael J. Pohl, Philip J. Holthouse and Brian Deevy. No member of the compensation committee during 2015 is, was or has been an officer or employee of our company or any of our subsidiaries, or has engaged in any related party transaction in which our company or any of our subsidiaries was a participant.

Nominating and Corporate Governance Committee

Our Board has established a nominating and corporate governance committee, whose chairman is Charles Y. Tanabe and whose other members are Philip J. Holthouse, Michael J. Pohl, and Carl E. Vogel. See “—Director Independence” above.

The nominating and corporate governance committee:

•	develops qualification criteria for selecting candidates to serve as directors of our company;

•	identifies individuals qualified to become directors of our company and makes recommendations to our Board with respect thereto;

•	reviews and approves “related person transactions” (as set forth in our corporate governance guidelines); and

•	reviews, and makes recommendations with respect to changes to, our corporate governance guidelines.

The nominating and corporate governance committee will consider candidates for director recommended by any stockholder provided that such nominations are properly submitted. Eligible stockholders wishing to recommend a candidate for nomination as a director should send the recommendation in writing to the Nominating and Corporate Governance Committee, Ascent Capital Group, Inc., 5251 DTC Parkway, Suite 1000, Greenwood Village, Colorado 80111. Stockholder recommendations must be made in accordance with our bylaws, as discussed under “Stockholder Proposals” below, and must contain the following information:

•
the proposing stockholder’s name and address and documentation indicating the number of shares of our common stock beneficially owned by such person and the holder or holders of record of those shares, together with a statement that the proposing stockholder is recommending a candidate for nomination as a director;

•
the candidate’s name, age, business and residence addresses, principal occupation or employment, business experience, educational background and any other information relevant in light of the factors considered by the nominating and corporate governance committee in making a determination of a candidate’s qualifications, as described below;

•	a statement detailing any relationship, arrangement or understanding that might affect the independence of the candidate as a member of our Board;

•	any other information that would be required under SEC rules in a proxy statement soliciting proxies for the election of such candidate as a director;

•	a representation as to whether the proposing stockholder intends to deliver any proxy materials or otherwise solicit proxies in support of the director nominee;

•	a representation that the proposing stockholder intends to appear in person or by proxy at the annual stockholders meeting at which the person named in such notice is to stand for election; and

•	a signed consent of the candidate to serve as a director, if nominated and elected.

In connection with its evaluation, the nominating and corporate governance committee may request additional information from the proposing stockholder and the candidate. The nominating and corporate governance committee has sole discretion to decide which individuals to recommend for nomination as directors.

To be nominated to serve as a director, a nominee need not meet any specific, minimum criteria; however, the nominating and corporate governance committee believes that nominees for director should possess the highest personal and professional ethics, integrity, values and judgment and should be committed to the long-term interests of our stockholders. When evaluating a potential director nominee, including one recommended by a stockholder, the nominating and corporate governance committee will take into account a number of factors, including, but not limited to, the following:

•	independence from management;

•	his or her unique background, including education, professional experience and relevant skill sets;

•	judgment, skill, integrity and reputation;

•	industry experience;

•	existing commitments to other businesses as a director, executive or owner;

•	personal conflicts of interest, if any; and

•
the size and composition of our existing Board, including whether the potential director nominee would positively impact the composition of our Board by bringing a new perspective or viewpoint to our Board.

The nominating and corporate governance committee does not have a formal policy with respect to diversity; however, our Board and the nominating and corporate governance committee believe that it is essential that our Board members represent diverse viewpoints.

When seeking candidates for director, the nominating and corporate governance committee may solicit suggestions from incumbent directors, management, stockholders and others. After conducting an initial evaluation of a prospective nominee, the nominating and corporate governance committee will interview that candidate if it believes the candidate might be suitable to be a director. The nominating and corporate governance committee may also ask the candidate to meet with management. If the nominating and corporate governance committee believes a candidate would be a valuable addition to our Board, it may recommend to our full Board that candidate’s nomination and election.

Prior to nominating an incumbent director for re-election at an annual meeting of stockholders, the nominating and corporate governance committee will consider the director’s past attendance at, and participation in, meetings of our Board and its committees and the director’s formal and informal contributions to the various activities conducted by our Board and our Board committees of which such individual is a member.

The nominating and corporate governance committee believes that Mr. Holthouse continues to be qualified to serve as a director of our company and supports his nomination for re-election. The nomination of Mr. Holthouse has been approved by our entire Board.

Our Board has adopted a written charter for the nominating and corporate governance committee and corporate governance guidelines, which are available on our website at http://ir.ascentcapitalgroupinc.com/corporate-governance.cfm.

Audit Committee

Our Board has established an audit committee, whose chairman is Philip J. Holthouse and whose other members are Brian Deevy, Michael J. Pohl and Carl E. Vogel. See “—Director Independence” above.

The audit committee reviews and monitors the corporate financial reporting and the internal and external audits of our company. The committee’s functions include, among other things:

•	appointing or replacing our independent auditors;

•	reviewing and approving in advance the scope and the fees of our annual audit and reviewing the results of our audits with our independent auditors;

•	reviewing and approving in advance the scope and the fees of non-audit services of our independent auditors;

•	reviewing compliance with and the adequacy of our existing major accounting and financial reporting policies;

•	reviewing our management’s procedures and policies relating to the adequacy of our internal accounting controls and compliance with applicable laws relating to accounting practices;

•	reviewing compliance with applicable SEC and stock exchange rules regarding audit committees; and

•	preparing a report for our annual proxy statement.

Our Board has adopted a written charter for the audit committee, which is available on our website at http://ir.ascentcapitalgroupinc.com/corporate-governance.cfm.

Audit Committee Report
Each member of the audit committee is an independent director as determined by our Board, based on the listing standards of The Nasdaq Stock Market. Each member of the audit committee also satisfies the SEC’s independence requirements for members of audit committees. Each of Mr. Holthouse, Mr. Deevy and Mr. Vogel is an “audit committee financial expert” under applicable SEC rules and regulations.

The audit committee reviews our financial reporting process on behalf of our Board. Management has primary responsibility for establishing and maintaining adequate internal controls, for preparing financial statements and for the public reporting process. Our independent auditor, KPMG LLP, is responsible for expressing opinions on the conformity of our audited consolidated financial statements with U.S. generally accepted accounting principles. Our independent auditor also expresses its opinion as to the effectiveness of our internal control over financial reporting.

The audit committee has reviewed and discussed with management and KPMG LLP our most recent audited consolidated financial statements, as well as management’s assessment of the effectiveness of our internal control over financial reporting and KPMG LLP’s evaluation of the effectiveness of our internal control over financial reporting. The audit committee has also discussed with KPMG LLP the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees, including that firm’s judgment about the quality of our accounting principles, as applied in its financial reporting.

KPMG LLP has provided the audit committee with the written disclosures and the letter required by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, as modified or supplemented, and the audit committee has discussed with KPMG LLP that firm’s independence from the company and its subsidiaries.

Based on the reviews, discussions and other considerations referred to above, the audit committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2015, which was filed on February 29, 2016 with the SEC.

Submitted by the Members of the Audit Committee
Philip J. Holthouse (chairman)
Brian Deevy
Michael J. Pohl
Carl E. Vogel

Other

Our Board, by resolution, may from time to time establish other committees of our Board, consisting of one or more of our directors. Any committee so established will have the powers delegated to it by resolution of our Board, subject to applicable law.

Board Meetings

During 2015, there were five meetings of our full Board, five meetings of our compensation committee, four meetings of our audit committee, one meeting of our nominating and corporate governance committee and zero meetings of our executive committee.

Director Attendance at Annual Meetings

Our Board encourages all members of our Board to attend each annual meeting of our stockholders. One of our Board members then serving attended our 2015 annual meeting of stockholders.

Stockholder Communication with Directors

Our stockholders may send communications to our Board or to an individual director, in each case, c/o Ascent Capital Group, Inc., 5251 DTC Parkway, Suite 1000, Greenwood Village, Colorado 80111.  All such communications from stockholders will be forwarded to our directors on a timely basis.

Executive Sessions

In 2015, the independent directors of our company met at four executive sessions without management participation. Any interested party who has a concern regarding any matter which it wishes to have addressed by our independent directors, as a group, at an upcoming executive session may send its concern in writing addressed to Independent Directors of Ascent Capital Group, Inc., c/o Ascent Capital Group, Inc., 5251 DTC Parkway, Suite 1000, Greenwood Village, Colorado 80111. The current independent directors of our company are Philip J. Holthouse, Brian Deevy, Rana Kashyap, Michael J. Pohl, Charles Y. Tanabe and Carl E. Vogel.

Risk Assessment in Compensation Programs

Following the completion of a risk assessment of our compensation programs applicable to all employees, we have concluded that the design and operation of our compensation programs do not provide our employees with incentive to engage in business activities or other actions that would threaten the value of our company or the investment of our stockholders. We have also concluded that any risks associated with our compensation programs are not reasonably likely to have a material adverse effect on our company.

EXECUTIVE COMPENSATION

This section sets forth information relating to, and an analysis and discussion of, compensation paid by our company to:

•	William R. Fitzgerald;

•	Jeffery R. Gardner;

•	Michael R. Meyers;

•	William E. Niles; and

•	Richard G. Walker.

Mr. Fitzgerald is our principal executive officer; Mr. Meyers is our principal financial officer; and Messrs. Gardner and Niles are executive officers of our company. Mr. Walker was an executive vice president of our company during 2015 until his departure at the end of the year. We refer to Messrs. Fitzgerald, Gardner, Meyers, Niles and Walker in this proxy statement collectively as our named executive officers.

Compensation Discussion and Analysis

Overview

The compensation committee of our Board has responsibility for overseeing the compensation of our named executive officers and ensuring that their compensation packages are consistent with the company’s compensation objectives. In furtherance of this purpose, our compensation committee considers and approves all components of the named executive officers’ compensation packages, including periodic corporate goals and objectives upon which compensation decisions are made. The compensation committee also administers our equity incentive plans and has the authority to make and modify grants under, and to approve or disapprove participation in, such plans (in each case, other than with respect to awards granted to nonemployee directors).

Objectives

The compensation program for our named executive officers was designed to meet the following objectives that align with and support our strategic business goals:

•	attracting and retaining executive managers with the industry knowledge, skills, experience and talent to help our company attain its strategic objectives and build long-term company value;

•
emphasizing variable performance-based compensation components, which include equity-based compensation, by linking individual compensation with corporate operating metrics as well as individual professional achievements; and

•	aligning the interests of management of our company with the interests of our stockholders.

Principles

The following principles are used to guide the design of our executive compensation program and to ensure that the program is consistent with the objectives described above:

Competitive Positioning. We believe that our executive compensation program must provide compensation to our named executive officers that is both reasonable in relation to, and competitive with, the compensation paid to similarly situated employees of companies in our similar industries and companies with which we compete for talent, taking into account many factors, including cost-of-living considerations. See “-Setting Executive Compensation” below.

“Pay for Performance” Philosophy. We believe our compensation program should align the interests of our named executive officers with the interests of our company and our stockholders by strengthening the link between pay and company and individual performance. Accordingly, our compensation committee believes variable compensation, including plan-based awards, should represent a significant portion of the total compensation mix for our named executive officers.

At our 2014 annual stockholders meeting, our stockholders representing 89.5% of our aggregate voting power present and entitled to vote on our say-on-pay proposal approved, on an advisory basis, our executive compensation, as disclosed in our proxy statement for our 2014 annual meeting of stockholders. The compensation committee did not implement any material changes to our executive compensation program as a result of that vote.

Role of Chief Executive Officer in Compensation Decisions

As a general matter, our Chief Executive Officer provides recommendations to the compensation committee with respect to all elements of compensation proposed to be paid to the other named executive officers in conjunction with his evaluation of their performance. Mr. Fitzgerald participated in the compensation committee’s discussions with respect to the amendment of Messrs. Meyers and Niles’ respective employment agreements, the terms of Mr. Gardner’s employment agreement, as well as the related performance-based restricted stock units awarded to our named executive officers. For additional information regarding our named executive officers’ compensation packages, see “—Equity Incentive Compensation” and “—Employment Agreements” below.

Setting Executive Compensation

Consistent with the principles outlined above, the compensation committee considers compensation data relating to other companies in reviewing and approving the compensation packages of our named executive officers. Historically, the compensation committee had focused on a select group of peer companies that operated in various markets within the technology, media, communications and entertainment industries. However, in connection with our company’s transition out of the media and entertainment business, the compensation committee hired Compensia, Inc., a compensation consultant (Compensia), in May 2011 to assist the compensation committee in identifying a new peer group of companies, gathering market data on competitive market practices with respect to cash and equity-based compensation and developing an updated compensation framework, including with respect to equity awards (such as award types, vesting parameters and individual allocations).

Along with Compensia, our compensation committee developed our peer group list taking into account our company’s focus on the alarm monitoring and security business (a technology business supported by subscription-based revenue), our range of financial performance metrics and our aggregate market capitalization. Compensia advised the compensation committee that our peer group of companies should be comprised of those in the technology space and those with a subscription/service-based business model, which together most closely correlate to our current business and operations. Accordingly, the companies in our peer group are set forth below:

Bally Technologies, Inc.
Cardtronics Inc.
Charter Communications, Inc.
Consolidated Communications Holdings, Inc.
CSG Systems International, Inc.
Cumulus Media, Inc.
Digital Globe, Inc.
DISH Network Corporation
EarthLink Holdings Corp.

Fair Isaac Corporation Interval Leisure Group, Inc. J2 Global, Inc. National Cinemedia, Inc. Netflix, Inc. Nexstar Broadcasting Group, Inc. Outerwall Inc. Scientific Games Corporation The ADT Corporation

The compensation committee did not apply specific benchmarking parameters that formed the basis for any of the named executive officers’ employment agreements. Rather, the compensation committee incorporated the competitive market data received from Compensia, including as to the compensation paid by the peer groups described above, into the compensation committee’s total mix of information (including its members’ general business and industry knowledge and experience and its evaluation of each named executive officer’s job performance) in establishing what the compensation committee believed to be reasonable and competitive variable elements of each named executive officer’s compensation package.

Elements of 2015 Executive Compensation

For 2015, the principal components of compensation for our named executive officers were:

•	base salary;

•	bonuses in the case of Messrs. Meyers and Niles;

•	a cash bonus and initial restricted share award in the case of Mr. Gardner;

•	equity incentive compensation;

•	a severance payment to Mr. Walker; and

•	limited perquisites and personal benefits.

A summary of each element of our compensation program is set forth below. We believe that each element complements the others and that together they serve to achieve our compensation objectives.

Base Salary

We provide competitive base salaries to attract and retain high-performing executive talent. We believe that a competitive base salary is an important component of compensation, as it provides a degree of financial stability for executives. The base salary level of each named executive officer is generally determined based on the responsibilities performed by such officer, his or her experience, overall effectiveness and demonstrated leadership ability, the performance expectations set for such officer, and competitive market factors. Messrs. Fitzgerald, Meyers and Niles did not receive a base salary increase with respect to 2015. Messrs. Gardner and Walker received the base salaries provided for in their respective employment agreements.

Bonuses: Performance-Based and Other. Our compensation committee adopted a performance-based bonus program for 2015 in which each of the named executive officers (other than Mr. Gardner as discussed below) was eligible to participate. While Mr. Walker had been eligible to participate in the program for 2015, he did not receive a bonus due to his departure from our company. The program was intended to comply with Section 162(m) of the Code. In order for any named executive officer to be eligible to receive any bonus under the program, our company had to achieve either a consolidated Adjusted EBITDA (as defined in our Annual Report on Form 10-K for the year ended December 31, 2014 (the 2014 Form 10-K)) or revenue (excluding revenue from LiveWatch) for the year ended December 31, 2015 of no less than 102% of our consolidated Adjusted EBITDA or revenue for the year ended December 31, 2014 (as reported in the 2014 Form 10-K), subject to such adjustments (to the extent permissible under Section 162(m) of the Code) as the compensation committee may determine to be necessary or appropriate to provide year-over-year comparability (including, for example, in the event of any acquisitions, dispositions, changes in accounting policies or other extraordinary events). Each named executive officer’s target and maximum bonus amount for 2015 which was determined by the committee taking into account each named executive officer’s applicable employment agreement was as follows: Mr. Fitzgerald $1,238,200; Mr. Meyers $246,000; and Mr. Niles $322,500. As this threshold performance metric was not met for 2015, the compensation committee then determined, in its sole discretion, to approve discretionary bonuses for Messrs. Meyers and Niles after taking into account each grantee’s personal performance over the year based on a set of key performance indicators (KPIs) adopted for each named executive officer with respect to 2015. The KPIs considered for Messrs. Fitzgerald, Meyers and Niles were as follows:

Name	KPIs
William R. Fitzgerald
•
Provision of leadership in support of the company’s corporate governance and financial oversight and reporting responsibilities
•
Support of our company and Monitronics' leadership teams in their efforts to achieve their financial, operating, management development and capital objectives, and focus on driving shareholder value
•
Provision of leadership, guidance and support to both our company and Monitronics in efforts to pursue acquisition and investment opportunities
•
Leadership in investor relations messaging, strategy and execution
•
Pursuit of objectives and strategies consistent with improving the company’s near-term and long-term financial performance, which serves to enhance shareholder value.

Michael R. Meyers
•
Meet or exceed financial and operating performance objectives for Monitronics for 2015
•
Continued expertise in financial markets and financing alternatives for our company and Monitronics and ensure that our company maintains sufficient growth capital to support its long range plan
•
Improvement upon the processes by which our company evaluates and tracks its financial performance and metrics
•
Continued compliance with SEC reporting
•
Pursuit of objectives and strategies consistent with improving the company’s near-term and long-term financial performance, which serves to enhance shareholder value
•
Complete integration of LiveWatch into accounting and planning functions and minimize disruption to the business.

William E. Niles
•
Provision of sound legal counsel to our Chief Executive Officer, the Board and its committees on all legal matters relating to our company
•
Management of our company’s litigation portfolio, legal compliance with SEC reporting, enterprise level risk insurance policies and real estate portfolio
•
Continued awareness of evolving legal issues relating to corporate governance and SEC compliance
•
Collaboration with our Chief Executive Officer on corporate strategy and the development of opportunities to enhance shareholder value
•
Participation in corporate development process through assisting with the identification, evaluation and execution of transactions

After evaluating each named executive officer’s performance over the year and taking into account the aggregate amount of each named executive officer’s other compensation outside of the program, the compensation committee determined the appropriate blend of compensation components for each named executive officer and exercised its discretionary authority to determine the amount payable to each named executive officer who participated in the program for 2015. The compensation committee also exercised its discretionary authority to pay the bonus amount payable to each such named executive officer in a mix of cash and a number of shares of Series A common stock that was determined based on the closing price of the Series A common stock on March 2, 2016 of $12.14. The bonus for each named executive officer was paid as follows:

Name	Target/ Maximum Bonus	Percentage of Target Bonus Payable	Total Discretionary Bonus	Cash Portion of Total Bonus	Stock Portion of Total Bonus
William R. Fitzgerald	$1,238,200	—%	$—	$—	$—
Jeffery R. Gardner (1)	$—	—%	$162,500	$162,500	$—
Michael R. Meyers	$246,000	—%	$175,000	$53,600	$121,400
William E. Niles	$322,500	—%	$200,000	$200,000	$—
Richard G. Walker (2)	—	—%	—	—	—

(1)
Mr. Gardner was entitled to a guaranteed, pro-rated bonus based on 100% of his annual base salary for the period during which he was employed by our company in 2015 pursuant to his employment agreement.

(2)	Mr. Walker did not receive any bonus payment for 2015.
For more information on these awards, see “—Summary Compensation Table” and “—Grant of Plan-Based Awards” below.
Equity Incentive Compensation. Consistent with our compensation philosophy, we seek to align the interests of our named executive officers with those of our stockholders by awarding equity-based incentive compensation, ensuring that our executives have a continuing stake in the long-term success of our company and our subsidiaries. Accordingly, the compensation committee believes that an executive’s overall mix of compensation should be weighted more heavily toward equity-based incentives.

The Ascent Capital Group, Inc. 2015 Omnibus Incentive Plan (the 2015 incentive plan) provides, for the grant of a variety of incentive awards, including non-qualified stock options, stock appreciation rights (which we refer to as SARs), restricted shares, restricted stock units, cash awards and performance awards and are administered by our compensation committee (other than with respect to awards made to our nonemployee directors under the 2015 incentive plan, which are administered by the full Board). Our executives have historically been granted stock options and awards of restricted stock in preference to other awards because of our company's belief that options and restricted shares better promote retention of key employees through the continuing, long-term nature of an equity investment. It is the policy of our compensation committee that stock options be awarded with an exercise price equal to fair market value on the date of grant, measured by reference to the closing sale price on the grant date. On August 25, 2015, our compensation committee approved a $2,000,000 grant of restricted shares relating to our Series A common stock to Mr. Gardner pursuant to his employment agreement with our company. This grant of restricted shares was effective on September 10, 2015, the commencement date of Mr. Gardner’s employment with our company, and will vest in full on September 9, 2017.
In 2015, our compensation committee began granting awards of performance-based restricted stock units (performance RSUs) under the 2015 incentive plan that may be earned based on our achievement of key performance indicators selected by the committee. If the performance RSUs are not earned after the first performance period prescribed in the applicable award agreement, they will instead be available to be earned in one or more subsequent years subject to the applicable performance criteria selected by the compensation committee. To the extent they are earned, the performance RSUs will be subject to a back-loaded time-vesting condition over a three-year period and may be settled in cash, shares of our Series A common stock or a combination of the foregoing. These awards are meant to encourage executives to remain with our company over the long-term and to better align their interests with those of our stockholders.
In June 2015, our compensation committee approved awards of 30,000 performance RSUs for Mr. Meyers and 57,485 performance RSUs for Mr. Niles, which were in each case the maximum number of performance RSUs that could be earned. Messrs. Meyers and Niles received these performance RSUs in consideration for entering into the amendment to his respective employment agreement. See “—Employment Agreements.” The entire awards would be earned if either (i) revenue for the nine months ended January 31, 2016 was at least 104% of revenue reported by our company for the same period or (ii) our pre-subscriber acquisition cost adjusted EBITDA (Pre-SAC Adjusted EBITDA) for the same nine month period was at least 102.5% of adjusted EBITDA for the same prior period. For purposes of these awards, Pre-SAC Adjusted EBITDA is defined as Monitronics’ total adjusted EBITDA excluding LiveWatch's subscriber acquisition costs and the related revenue, and Monitronics adjusted EBITDA is defined as net income (loss) before interest expense, interest income, income taxes, depreciation, amortization (including the amortization of subscriber accounts, dealer network and other intangible assets), restructuring charges, stock-based compensation, and other non-cash or non-recurring charges. On March 30, 2016, our compensation committee determined that the threshold revenue goal had been met and that Messrs. Meyers and Niles had earned 100% of his respective award. Pursuant to the applicable award agreements, Mr. Meyers’s performance RSUs will vest in 20%, 30% and 50% tranches on a quarterly basis during the one-year periods beginning on January 1, 2016, 2017 and 2018, respectively, and Mr. Niles’s performance RSUs will vest in 20%, 30% and 50% tranches on a quarterly basis during the one-year periods beginning on March 1, 2017, 2018 and 2019, respectively. Mr. Meyers and Mr. Nile's performance RSU awards may be settled in shares of our Series A common stock.
Perquisites and Personal Benefits. For the year ended December 31, 2015, the limited perquisites and personal benefits provided to our named executive officers consisted generally of term life insurance premiums, 401(k) matching contributions and a reimbursement from our company relating to health insurance premiums paid by each such individual. We offer our named executive officers other benefits that are also available on the same basis to all of our salaried employees, such as medical and disability insurance premiums.

Severance Benefits. Effective December 31, 2015, Mr. Walker’s employment with our company was terminated without cause, and we entered into a severance agreement with Mr. Walker that provides for a $362,500 severance payment and partial vesting of his performance-based restricted stock unit award. The compensation committee approved a grant of 30,000 performance-based restricted stock units to Mr. Walker in March 2015, 20% of which would have vested if the revenue or Pre-SAC Adjusted EBITDA goals established by our compensation committee in October 2015 were met. However, pursuant to his severance agreement with our company and in accordance with his award agreement, Mr. Walker vested in 7,500 performance RSUs on December 31, 2015 and forfeited the remainder of the grant.

Changes for 2016

As described above under “—Equity Incentive Compensation,” our compensation committee has determined to grant performance RSUs to our executives under the 2015 incentive plan. On February 16, 2016, our compensation committee approved a grant of 20,000 performance RSUs for Mr. Meyers, which may be earned if Monitronics’ credit facility revolver and certain term loans are successfully refinanced. If earned, these performance RSUs will vest on the same schedule as his 2015 performance RSU award. In addition, in accordance with the terms of his employment agreement, Mr. Gardner was granted an award of performance RSUs with an aggregate value of $1.5 million relating to shares of our Series A common stock. One-third of the annual performance RSU award, or $500,000, may be earned based on satisfaction, as determined by our compensation committee, of certain quantitative performance criteria for a 36-month performance period, and if earned, such performance RSUs will vest immediately. Two-thirds of the annual performance RSU award, or $1 million, may be earned based on satisfaction, as determined by our compensation committee, of certain quantitative performance criteria for a 12-month performance period, and if earned, such earned performance RSUs will vest on a quarterly basis during the two year period beginning on January 1, 2017. If earned, Mr. Gardner’s 2016 performance RSUs may be settled in cash, shares of our Series A common stock or a combination of the foregoing on the applicable vesting date.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)

William R. Fitzgerald	2015	825,000	—		—		—	—		18,380	(2)(3)(4)(5)	843,380
Chairman, Chief Executive Officer and President	2014	824,808	—		—		—	—		17,771	(2)(3)(4)(5)	842,579
	2013	808,431	—		549,985		—	550,015		8,616	(2)(3)(4)	1,917,047

Jeffery R. Gardner	2015	161,539	162,500	(7)	2,000,000		—	—		50,932	(3)(5)(8)	2,374,971
Executive Vice President

Michael R. Meyers	2015	410,000	53,600	(9)	1,373,900	(9)	—	—		12,678	(3)(4)(5)	1,850,178
Senior Vice President and Chief Financial Officer	2014	410,427	—		82,500		—	82,500		11,603	(3)(4)(5)	587,030
	2013	381,964	1,000	(10)	372,079		—	111,511		2,545	(3)(4)	869,099

William E. Niles	2015	430,000	200,000	(9)	2,400,000		—	—		12,954	(3)(4)(5)	3,042,954
Executive Vice President, General Counsel and Secretary	2014	429,866	—		120,000		—	192,140	(11)	12,396	(3)(4)(5)	754,402
	2013	421,503	—		409,546		—	150,044		3,235	(3)(4)	984,328

Richard G. Walker	2015	291,548	—		157,800		—	—		393,718	(3)(4)(5)(12)	843,066
Former Executive Vice President

(1)
The aggregate grant date fair value of stock awards, restricted share awards and performance-based restricted stock unit awards has been computed in accordance with FASB ASC Topic 718, but (pursuant to SEC regulations) without reduction for estimated forfeitures. For a description of the assumptions applied in these calculations, see Note 15 to our consolidated financial statements for the year ended December 31, 2015 (which are included in our Annual Report on Form 10-K as filed with the SEC on February 29, 2016). With respect to Messrs. Meyers and Niles’ performance RSU awards, the amounts included in the Stock Awards column reflect the grant date fair value of the maximum number of performance RSUs that may be earned. Mr. Walker received an award of 30,000 performance RSUs that was divided into three tranches, the first of which consisted of a maximum of 6,000 performance RSUs that could have been earned with respect to performance during the seven months ended March 31, 2016. Vesting of each tranche of Mr. Walker’s award was to be subject to the achievement of a separate performance indicator established with respect to each tranche. Accordingly, the amount included in the Stock Awards column with respect to Mr. Walker’s award is based on the grant date fair value of the 6,000 performance RSUs comprising the first tranche of Mr. Walker’s award. Upon his departure from our company, Mr. Walker vested in 7,500 performance RSUs and forfeited the remainder of the grant.

(2)	Includes amounts paid to Mr. Fitzgerald for tax preparation fees.

(3)    Includes the following term life and AD&D insurance premiums:

	Amounts ($)
Name	2015	2014	2013
William R. Fitzgerald	1,116	1,116	1,116
Jeffery R. Gardner	12	—	—
Michael R. Meyers	45	45	45
William E. Niles	691	691	735
Richard G. Walker	—	—	—
(4)    Includes the following matching contributions to the applicable named executive officer’s 401(k) account:

	Amounts ($)
Name	2015	2014	2013
William R. Fitzgerald	2,650	2,500	2,500
Michael R. Meyers	2,650	2,403	2,500
William E. Niles	2,650	2,550	2,500
Richard G. Walker	1,796	—	—

(5)	Includes a reimbursement paid by the company to each named executive officer with respect to health insurance premiums paid by such individual.

(6)	Mr. Gardner joined our company as an executive vice president, effective September 10, 2015.

(7)
Mr. Gardner was entitled to a guaranteed, pro-rated bonus based on 100% of his annual base salary for the period during which he was employed by our company in 2015 pursuant to his employment agreement.

(8)	Includes $49,811 in relocation expenses reimbursed to Mr. Gardner by our company.

(9)
Represents discretionary bonuses in the amount of $175,000 and $200,000 for Messrs. Meyers and Niles, respectively. Mr. Meyers’ bonus was paid in cash ($53,600) and in shares of our Series A common stock having a grant date fair value of $121,400. “—Compensation Discussion and Analysis—Elements of 2015 Executive Compensation— Bonuses: Performance-Based and Other.”

(10) Represents the portion of Mr. Meyers’ performance-based award that exceeded his maximum bonus amount under the plan, which was thus granted to Mr. Meyers as a discretionary bonus.
(11) Includes a payment of $112,140 owed to Mr. Niles under AMG’s 2006 Long-Term Incentive Plan as amended and restated as of September 9, 2008.

(12)	Mr. Walker served as our Executive Vice President, Strategy and Corporate Development, until his departure from our company in December 2015. Includes amounts paid to Mr. Walker upon his departure.
Employment Agreements

Named Executive Officers

Each of Messrs. Fitzgerald, Gardner, Meyers, Niles and Walker entered into an employment agreement with our company, which agreement, in each case, sets forth the respective terms and conditions of the applicable named executive officer’s employment. In July 2015, we entered into amendments to the employment agreements with Messrs. Meyers and Niles. Mr. Walker was party to an employment agreement with our company prior to his termination effective December 31, 2015.
The material terms of the existing employment agreements of Messrs. Fitzgerald, Gardner, Meyers and Niles in effect during 2015 and certain material terms of Mr. Walker's employment agreement are set forth below.

Term. The term of the employment agreement of Mr. Fitzgerald is five years, commencing effective as of January 1, 2013 and ending on December 31, 2017. The term of Mr. Gardner’s employment agreement is five years, commencing effective as of September 10, 2015 and ending on September 9, 2020. The term of Mr. Niles’ employment agreement is nine years, commencing effective March 1, 2011 and ending on March 1, 2020. The term of Mr. Meyers’ employment agreement is approximately seven and a half years, commencing effective as of June 15, 2011 and ending on January 30, 2019. The term of Mr. Walker’s employment agreement was three years, commencing effective as of April 20, 2015.

Base Salary. Pursuant to their respective employment agreements, each of our named executive officers receives (or in Mr. Walker's case, received) a base salary that is (or was) subject to an annual review for increase by the compensation committee. The 2015 base salaries for each of our named executive officers are set forth in the “-Summary Compensation Table” above.

Bonus. Each of our named executive officers is eligible to receive a bonus in a certain range based on percentages of the applicable named executive officer’s base salary (75% to 150% in the case of Mr. Fitzgerald, 75% to 175% in the case of Mr. Gardner, 50% to 75% in the case of Mr. Niles and 60% to 75% in the case of Mr. Meyers). Pursuant to the terms of his former employment agreement, Mr. Walker was eligible to receive a bonus in the range of 60% to 75%. Each such officer’s entitlement to receive such bonus, and the actual amount thereof, is determined by the compensation committee in its sole discretion based on the applicable named executive officer’s achievement of certain performance criteria as the compensation committee may establish in its sole discretion. For 2015, Mr. Gardner received a guaranteed, pro-rated bonus and Messrs. Meyers and Niles had received discretionary bonuses as described above.

Equity Incentive Awards. Mr. Fitzgerald’s employment agreement memorialized stock option and restricted stock grants previously made under the Ascent Capital Group, Inc. 2008 Incentive Plan (the 2008 incentive plan)
Mr. Gardner’s employment agreement provided for an initial $2 million grant of restricted shares of Series A common stock that will vest in full on September 9, 2017 under the 2015 incentive plan in connection with his entry into his employment agreement. In addition, under his employment agreement, Mr. Gardner will be eligible to receive an annual $1.5 million grant of performance RSUs under the 2015 incentive plan. One-third of Mr. Gardner’s annual performance RSU award, or $500,000, may be earned based on satisfaction, as determined by the compensation committee of our Board, of certain quantitative performance criteria for a 36-month performance period, and if earned, such performance RSUs will vest immediately. Two-thirds of Mr. Gardner’s annual performance RSU award, or $1 million, may be earned based on satisfaction, as determined by the compensation committee of our Board, of certain quantitative performance criteria for a 12-month performance period, and if earned, such earned performance RSUs will vest on a quarterly basis during the two year period beginning on January 1 of the year following the expiration of the respective performance period.
Mr. Niles’ original employment agreement also provided for equity grants made in prior years. In consideration for Mr. Niles’ entry into his amended employment agreement, the compensation committee of our Board granted Mr. Niles an award of 57,485 performance RSUs with respect to shares of our Series A common stock under the 2015 incentive plan. The entire award could be earned based on satisfaction, as determined by the compensation committee, of certain key performance indicators for the 2015 performance period. As described above, Mr. Niles’ performance RSUs were earned after the 2015 performance period and, as a result, will vest in 20%, 30% and 50% tranches on a quarterly basis during the one-year periods beginning on March 1, 2017, 2018 and 2019, respectively. If the key performance indicators for the 2015 performance period had not been satisfied, Mr. Niles’ performance RSUs would instead have been available to be earned in one or more subsequent years subject to applicable performance criteria established by the compensation committee.
Mr. Meyers’ original employment agreement also provided for equity grants made in prior years in connection with his entrance into his original employment agreement in 2011. As part of the consideration for Mr. Meyers’ services to our company during the term of his amended employment agreement, the compensation committee granted Mr. Meyers an award of 30,000 performance RSUs with respect to shares of our company’s Series A common stock under the 2015 incentive plan. The entire award could be earned based on satisfaction, as determined by the compensation committee, of certain key performance indicators for the 2015 performance period. As described above, Mr. Meyers’ performance RSUs were earned after the 2015 performance period and, as a result, will vest in 20%, 30% and 50% tranches on a quarterly basis during the one-year periods beginning on January 1, 2016, 2017 and 2018, respectively. If the key performance indicators for the 2015 performance period had not satisfied, Mr. Meyers’ performance RSUs would instead have been available to be earned in one or more subsequent years subject to applicable performance criteria established by the compensation committee.
Mr. Walker’s employment agreement provided for an award of 30,000 performance RSUs with respect to shares of our company’s Series A common stock under the 2015 incentive plan. Mr. Walker’s performance RSUs were divided into three tranches, and vesting for each tranche was subject to the achievement of key performance indicators to be selected by our compensation committee for each year in the three-year performance period. The first such tranche consisted of 20% of Mr. Walker’s performance RSU award, or 6,000 performance RSUs. Mr. Walker’s employment with our company was terminated prior to the completion of any performance periods, and in connection with his termination, Mr. Walker vested in 7,500 performance RSUs and forfeited the remainder.

See “—Compensation Discussion and Analysis—Elements of 2015 Executive Compensation—Equity Incentive Compensation,” “—Compensation Discussion and Analysis—Elements of 2015 Executive Compensation—Severance Benefits” “—Grants of Plan-based Awards” and “—Outstanding Equity Awards at Fiscal Year-End.”

Termination. The terms and conditions of compensation payable upon termination of the employment of each named executive officer (including pursuant to the terms of the severance agreement entered into by Mr. Walker with our company) are summarized in “—Potential Payments Upon Termination or Change-in-Control” below.

Gross-Up. Under Mr. Fitzgerald’s employment agreement, if any payment or distribution in the nature of compensation (as defined in Section 280G(b)(2) of the Code) to or for the benefit of Mr. Fitzgerald would be subject to excise tax imposed by Section 4999 of the Code, Mr. Fitzgerald will be entitled to receive a gross-up payment equivalent on an after-tax basis to the amount of such excise tax.

Grants of Plan-Based Awards

The following table contains information regarding plan-based incentive awards granted during the year ended December 31, 2015 to our named executive officers.

										All other stock awards: Number of	Grant date fair value
		Date of		Estimated Future Payouts under Non- equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards			shares of stock or	of stock and
	Grant	Committee		Threshold	Target	Maximum	Threshold	Target	Maximum	units	option
Name	Date	Action		($)(1)	($)(2)	($)(2)	(#)(3)	(#)(4)	(#)(4)	(#)	awards ($)
William R. Fitzgerald
	2/25/2015	2/25/2015	(5)	—	1,238,200	1,238,200	—	—	—	—	—

Jeffery R. Gardner
	9/10/2015	8/25/2015	(6)	—	—	—	—	—	—	68,918	2,000,000

Michael R. Meyers
	2/25/2015	2/25/2015	(5)	—	246,000	246,000	—	—	—	—	—
	6/22/2015	6/22/2015	(7)	—	—	—	—	30,000	30,000	—	1,252,500
	3/2/2016	2/16/2016	(8)	—	—	—	—	—	—	10,000	121,400
William E. Niles
	2/25/2015	2/25/2015	(5)	—	322,500	322,500	—	—	—	—	—
	6/22/2015	6/22/2015	(7)	—	—	—	—	57,485	57,485	—	2,400,000
Richard G. Walker
	10/5/2015	3/24/2015	(9)	—	—	—	—	6,000	6,000	—	157,800

(1)	Our 2015 performance-based bonus program did not provide for a threshold bonus amount.

(2)
Represents the target and maximum bonus amounts payable under the performance-based bonus program, as determined by the compensation committee in accordance with the terms of each named executive officer's employment agreement. See "—Compensation Discussion and Analysis-Elements of 2015 Executive Compensation—Bonuses: Performance-Based and Other."

(3)	The 2015 performance RSU awards granted to our named executive officers (other than Mr. Fitzgerald) did not provide for a threshold amount.

(4)
Represents the target and maximum number of performance RSUs that could be earned under the program, as determined by the compensation committee. In March 2016, our compensation committee determined that Messrs. Meyers and Niles had earned 100% of their respective performance RSU awards based on our company’s performance in 2015. See “—Compensation Discussion and Analysis—Elements of 2015 Executive Compensation—Equity Incentive Compensation.”

(5)
Reflects the date on which our compensation committee established the terms of the 2015 performance-based bonus program, as described under “—Compensation Discussion and Analysis—Elements of 2015 Executive Compensation—Bonuses: Performance—Based and Other.”

(6)
Represents the date on which our compensation committee approved the grant of restricted shares to the named executive officer pursuant to his employment agreement. The grant was effective upon his employment with our company on September 10, 2015 and cliff vests on September 9, 2017. See “—Compensation Discussion and Analysis—Elements of 2015 Executive Compensation—Equity Incentive Compensation.”

(7)
Reflects the date on which our compensation committee established the terms of Messrs. Meyers and Niles’ 2015 performance RSU awards, as described under “—Compensation Discussion and Analysis—Elements of 2015 Executive Compensation—Equity Incentive Compensation.”

(8)
Represents the portion of Mr. Meyers’ 2015 bonus that was paid in shares of our Series A common stock. See "—Compensation Discussion and Analysis—Elements of 2015 Executive Compensation—Equity Incentive Compensation” and “—Summary Compensation Table.”

(9)
Reflects the date on which Mr. Walker’s grant of performance RSUs became effective, which is the date that our stockholders approved the 2015 incentive plan. Our compensation committee had approved the grant on March 24, 2015, subject to stockholder approval of the 2015 incentive plan, and had approved the revenue and Pre-SAC Adjusted EBITDA goals for this award in October 2015. Represents the first tranche of Mr. Walker’s award of 30,000 performance RSUs, which would have vested if the performance indicator for that tranche had been achieved. Upon Mr. Walker’s departure from our company in December 2015, our compensation committee determined to vest Mr. Walker in 7,500 of the performance RSUs granted, with the remainder being forfeited.

Outstanding Equity Awards at Fiscal Year-End

The following table contains information regarding unexercised options to acquire shares of our common stock, and unvested restricted stock awards, which were outstanding as of December 31, 2015 and held by our named executive officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options- Exercisable	Number of Securities Underlying Unexercised Options- Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares That Have not Vested (#)		Market Value of Shares That Have not Vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
William R. Fitzgerald
Option Awards
Series A	332,059	—		21.81	9/17/2018	—		—	—		—
Series A	50,634	—		48.15	3/29/2018	—		—	—		—
Series A	76,092	304,368	(1)	61.21	11/30/2019	—		—	—		—
Stock Awards
Series A	—	—		—	—	10,233	(1)	171,096	—		—
Series A	—	—		—	—	95,632	(1)	1,598,967	—		—
Jeffery R. Gardner
Option Awards
Series A	—	—		—	—	—		—	—		—
Stock Awards
Series A	—	—		—	—	68,918	(5)	1,152,309	—		—
Michael R. Meyers
Option Awards									—		—
Series A	45,000	—		48.00	12/31/2017	—		—	—		—
PRSU Award
Series A	—	—		—	—	—		—	30,000	(3)	501,600
William E. Niles
Option Awards
Series A	17,640	—		25.09	1/16/2019	—		—	—		—
Series A	46,702	2,458	(2)	48.15	3/29/2018	—		—	—		—
Stock Awards
Series A	—	—		—	—	290	(2)	4,849
Series A	—	—		—	—	1,163	(2)	19,445
PRSU Award
Series A	—	—		—	—	—		—	57,485	(4)	961,150
Richard G. Walker (6)

(1)
Beginning on March 31, 2015, vests in accordance with the following schedule: (a) 20% of the restricted shares and options will vest in four equal quarterly installments during 2015, (b) 30% of the restricted shares and options will vest in four equal quarterly installments during 2016 and (c) 50% of the restricted shares and options will vest in four equal quarterly installments during 2017.

(2)	Vests quarterly over five years from March 1, 2011.
(3) Represents the maximum number of performance RSUs that may be earned based on our performance during 2015. To the extent that it is earned, this award would then vest in accordance with the following schedule: (a) 20% of the performance RSUs will vest in 2016 subject to performance conditions, (b) 30% of the performance RSU’s will vest during 2017 and (c) 50% of the performance RSU’s will vest during 2018.

(4) Represents the maximum number of performance RSUs that may be earned based on our performance during 2015. To the extent that it is earned, this award would then vest in accordance with the following schedule: (a) 20% of the performance RSUs will vest in 2017 subject to performance conditions, (b) 30% of the performance RSUs will vest during 2018 and (c) 50% of the performance RSUs will vest during 2019.

(5)	Cliff vests on September 9, 2017.

(6)	Mr. Walker had no outstanding equity awards as of December 31, 2015.

Option Exercises and Stock Vested

The following table sets forth information regarding the vesting of restricted stock held by our named executive officers (or, in Mr. Walker's case, restricted stock units), in each case, during the year ended December 31, 2015. None of our named executive officers had any exercises of option awards during the year ended December 31, 2015.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
William R. Fitzgerald
Series A	30,202	1,011,373
Michael R. Meyers
Series A	10,129	322,132
William E. Niles
Series A	10,033	336,855
Richard G. Walker
Series A	7,500	125,400

(1)	Includes shares withheld in payment of withholding taxes at election of holder.

Potential Payments Upon Termination or Change-in-Control

Each of the employment agreements of our named executive officers, as in effect on December 31, 2015, and each of our incentive plans provides for rights upon certain termination events, with adjustments to be made to the amounts payable to certain named executive officers if the termination occurs concurrently with or following a change of control of our company. As of December 31, 2015, all of our named executive officers had employment agreements with our company. In addition, in connection with his departure from our company, we entered into a severance agreement with Mr. Walker which is described in “—Compensation Discussion and Analysis—Elements of 2015 Executive Compensation—Severance Benefits.”

Change of Control

Under the employment agreements of Messes. Fitzgerald Gardner, Meyers and Niles, a change of control of our company would be deemed to have occurred if any of the following occurs:

(i)
any person or group (other than Mr. Malone and certain affiliates, each of whom we refer to as an Ascent Permitted Holder) acquires, together with stock already held by such person or group, more than 50% of the total fair market value or more than 50% of the total voting power of the stock of our company;

(ii)
any person or group (other than an Ascent Permitted Holder) acquires, in a single transaction or in multiple transactions during a 12-month period, assets of our company having a gross fair market value of 40% or more of the total gross fair market value of all of our company’s assets immediately prior to such acquisition or acquisitions;

(iii)
any person or group (other than an Ascent Permitted Holder) acquires, in a single transaction or in multiple transactions during a 12-month period, 30% or more of the total voting power of the stock of our company; or

(iv)
a majority of our company’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of our board of directors before the date of appointment or election.

Any such change of control results in an increase in each such executive’s severance, as described under “—Termination Without Cause” below.

If Mr. Meyers’ or Mr. Niles’ employment with our company or any of our subsidiaries is terminated without cause or by the executive for good reason within 12 months after a change in control, his performance RSUs will vest in full on the date of such termination.
Termination for Cause

If our company terminated any of our named executive officers for “Cause,” we would have no further liability or obligations under the applicable agreement to such named executive officer other than accrued and unpaid base salary and vacation time, all approved and unpaid bonus amounts and all incurred and unpaid expenses. “Cause” is generally defined to include: breaches of material obligations under the applicable employment agreement; continued failure to perform the applicable named executive officer’s duties; material violations of company policies or applicable laws and regulations; fraud, dishonesty or misrepresentation; gross negligence in the performance of duties; conviction of a felony or crime of moral turpitude; and other misconduct that is materially injurious to our financial condition or business reputation.

Termination Without Cause

If our company terminated the employment of Mr. Fitzgerald without Cause, our company would become obligated to pay Mr. Fitzgerald all accrued and unpaid base salary and vacation time, all approved and unpaid bonus amounts and all incurred and unpaid expenses, as well as a severance payment equal to:

(i)
if termination occurs prior to a change of control, as defined in his employment agreement, the product of 2 times the sum of (A) Mr. Fitzgerald’s base salary plus (B) his minimum target bonus (equal to 75% of Mr. Fitzgerald’s base salary); or

(ii)
if termination occurs concurrently with or following a change of control, the product of 2.5 times the sum of (A) Mr. Fitzgerald’s base salary plus (B) his minimum target bonus (equal to 75% of Mr. Fitzgerald’s base salary).

If our company terminated the employment of Messrs. Gardner, Meyers or Niles without Cause, our company would become obligated to pay the applicable named executive officer all accrued and unpaid base salary and vacation time, all approved and unpaid bonus amounts and all incurred and unpaid expenses, as well as a severance payment equal to:

(i)
in the case of Mr. Gardner, if a termination occurs prior to a change of control, as defined in his employment agreement, an amount equal to two times his annual base salary. If a termination occurs concurrently with or following a change of control, an amount equal to four times his annual base salary;

(ii)
in the case of Mr. Meyers and a termination occurring prior to a change of control, an amount equal to the sum of (A)  his annual base salary plus (B) his minimum target bonus of 60% of his base salary. If a termination occurs concurrently with or following a change of control, an amount equal to two times the sum of (x) his annual base salary plus (y) his minimum target bonus of 60% of his base salary; and

(iii)
in the case of Mr. Niles and a termination occurring prior to a change of control, an amount equal to the sum of (A)  annual base salary plus (B) his minimum target bonus of 50% of his base salary. If a termination occurs concurrently with or following a change of control, an amount equal to two times the sum of (x) his annual base salary plus (y) his minimum target bonus of 50% of his base salary.

In addition, the multi-year award of Mr. Niles provides for certain acceleration events (other than upon a change of control, death or disability). Mr. Niles’ multi-year award of 23,212 Series A restricted shares will fully vest in the event he is terminated without Cause. In addition, if Mr. Fitzgerald had been terminated without Cause following the satisfaction of certain performance conditions (which our Board determined was satisfied in December 2013), his 2012 award of 119,540 Series A restricted shares and 2013 award of 12,791 Series A restricted shares would have vested as to a portion such award equal to (i) the total number of shares subject to the award multiplied by the quotient of (ii) the number of calendar quarters having passed since the date of grant (including the quarter of termination) divided by twenty.

In addition, if Mr. Niles is terminated without Cause, his performance RSUs would vest on a pro rata basis based on the number of calendar quarters that have elapsed between April 1, 2016 and the date of his termination divided by 16. Similarly, if Mr. Meyers is terminated without Cause, his performance RSUs would also vest on a pro rata basis based on the number of calendar quarters that have elapsed between January 1, 2016 and the date of his termination divided by 12.

Termination with Good Reason

Subject to certain notice provisions and our rights with respect to a cure period or a renegotiation period, as applicable, each of Messrs. Fitzgerald, Gardner, Meyers and Niles may terminate his employment for “Good Reason” and receive the same rights and payments as if such named executive officer’s employment was terminated without Cause. In addition, Messrs. Meyers and Niles would also receive the same pro rata vesting of their performance RSUs that they would receive if their employment was terminated without Cause. “Good Reason” is defined in each employment agreement to include:

(i)
in the case of Mr. Fitzgerald, a material reduction in base salary, a material reduction in Mr. Fitzgerald’s responsibilities with our company, a material change in the office or location at which Mr. Fitzgerald is required to perform services and a material breach by our company of any provision of his employment agreement;

(ii)
in the case of Mr. Meyers, a material reduction in base salary, the company requiring the applicable named executive officer to devote a majority of such officer’s time to the performance of duties that are materially inconsistent with such officer’s position at the company, the relocation of the applicable named executive officer’s principal place of employment by more than 75 miles, and a material breach by our company of any provision of the applicable named executive officer’s employment agreement; and

(iii)
in the case of Messrs. Gardner and  Niles, a reduction in base salary, the relocation of his principal place of employment by more than 35 miles, a material breach by our company of any provision of his employment agreement and, in Mr. Gardner’s case, a material reduction in Mr. Gardner’s responsibilities with Monitronics.

Death or Disability

In the event any of our named executive officers dies or becomes disabled during such named executive officer’s term of employment, we become obligated to pay such named executive officer (or his legal representative, as applicable) all accrued and unpaid base salary and vacation time, all approved and unpaid bonus amounts and all incurred and unpaid expenses. In addition:

(i)
Mr. Fitzgerald is entitled to a lump sum amount equal to his annual base salary in effect on the date of termination multiplied by 2, provided that in the event Mr. Fitzgerald is eligible to participate in, and is covered by, the company’s basic life insurance group benefit plan at the time of Mr. Fitzgerald’s termination due to death, the company’s obligation to pay such amount will be reduced by the amount paid pursuant to such basic life insurance group benefit plan; and

(ii)	Mr. Niles is entitled to a lump sum amount equal to his monthly base salary in effect on the date of termination for the lesser of six months or the remainder of the term of his employment agreement.

In addition, Messrs. Meyers and Niles would be entitled to full vesting of their performance RSUs.

Non-Renewal

Each of the employment agreements of Messrs. Fitzgerald, Gardner, Meyers and Niles provides that, if (i) we do not offer him a new employment agreement beyond the term of his existing employment agreement or (ii) we do offer him such a new employment agreement but it is generally not as favorable, in all material respects, as his existing employment agreement, then such named executive officer will be deemed terminated without Cause and entitled to the severance benefits described under “-Termination Without Cause” above. In addition, Mr. Fitzgerald’s agreement provides that if the company elects to renew Mr. Fitzgerald’s employment agreement and Mr. Fitzgerald does not accept such offer for renewal within the time period specified under the employment agreement, Mr. Fitzgerald will be treated as having been terminated without Cause, except that if such termination occurs prior to a “change in control,” the company will instead pay to Mr. Fitzgerald an amount equal to any unpaid bonus to which he has become entitled for the calendar year prior to the year in which such termination occurs, plus the product of (i) the sum of Mr. Fitzgerald’s then base salary plus the minimum target bonus then in effect, multiplied by (ii) 1 (as opposed to 2, as described above).

2015 Incentive Plan

Pursuant to the terms of the 2015 incentive plan, under certain conditions, including the occurrence of certain approved transactions, a board change or a control purchase (all as defined in the 2015 incentive plan), options and SARs will become immediately exercisable, the restrictions on restricted shares will lapse and restricted stock units will become fully vested, unless individual agreements state otherwise. At the time an award was granted, the compensation committee determined, and the relevant agreement provided for, any vesting or early termination, upon a holder’s termination of employment with our company, of any unvested options, SARs, restricted stock units or restricted shares, and the period following any such termination during which any vested options, SARs and stock units must be exercised. Unless otherwise provided in the relevant agreement, (1) no option or SAR may be exercised after its scheduled expiration date, (2) if the holder’s service terminates by reason of death or disability (as defined in the 2015 incentive plan), his or her options or SARs shall remain exercisable for a period of at least one year following such termination (but not later than the scheduled expiration date) and (3) any termination of the holder’s service for “cause” (as defined in the 2015 incentive plan) will result in the immediate termination of all options, SARs and restricted stock units and the forfeiture of all rights to any restricted shares retained distributions, unpaid dividend equivalents and related cash amounts held by such terminated holder. If a holder’s service terminates due to death or disability, options and SARs will become immediately exercisable, the restrictions on restricted shares will lapse and stock units will become fully vested, unless individual agreements state otherwise.

Benefits Payable Upon Termination or Change in Control

The following table sets forth benefits that would have been payable to each named executive officer if the employment of such named executive officer had been terminated on December 31, 2015, and assumes that all salary, vacation, bonus and expense reimbursement amounts accrued and payable on or before December 31, 2015 had been paid in full as of such date.

Name	Voluntary Termination		Termination for Cause	Termination Without Cause or for Good Reason (After a Change in Control)		Termination Without Cause or for Good Reason (Without a Change in Control)		Death		Disability
William R. Fitzgerald
Severance	—		—	$3,648,750		$2,919,000		$1,668,000		$1,668,000
Restricted Stock	—		—	$1,770,063	(2)	$1,053,483		$1,770,063	(2)	$1,770,063	(2)
Options	$—	(1)	—	$—	(2)	$—	(1)	$—	(2)	$—	(2)
Total	$—		—	$5,418,813		$3,972,483		$3,438,063		$3,438,063
Jeffery R. Gardner
Severance	—		—	$2,100,000		$1,050,000		525,000		525,000
Restricted Stock	—		—	$1,152,309	(2)	144,039		$1,152,309	(2)	$1,152,309	(2)
Total	$—		—	$3,252,309	(3)	$1,194,039	(3)	$1,677,309		$1,677,309
Michael R. Meyers
Severance	—		—	$1,312,000		$656,000		—		—
PRSU	—		—	$501,600	(2)	—		$501,600	(2)	$501,600	(2)
Restricted Stock	—		—	$—		—		$—		$—
Options	$—	(1)	—	$—	(2)	$—	(1)	$—	(2)	$—	(2)
Total	$—		—	$1,813,600	(3)	$656,000	(3)	$501,600		$501,600
William E. Niles
Severance	—		—	$1,317,000		$658,500		$219,500		$219,500
PRSU	—		—	$961,149	(2)	$—	(2)	$961,149	(2)	$961,149	(2)
Restricted Stock	—		—	$24,294	(2)	$19,445	(4)	$24,294	(2)	$24,294	(2)
Options	$—	(1)	—	$—	(2)	$—	(1)	$—	(2)	$—	(2)
Total	$—		—	$2,302,443		$677,945		$1,204,943		$1,204,943
Richard G. Walker (5)
Severance	—		—	—		$362,500		—		—
PRSU	—		—	—		$125,400		—		—
Total	$—		—	$—		$487,900		$—		$—

(1)
Based on the number of vested options held by each named executive officer at year-end. For more information, see “—Outstanding Equity Awards at Fiscal Year-End” above. As of December 31, 2015, all options are out of the money.

(2)
Based on (i) the number of vested options and (ii) the number of unvested options and/or unvested shares of restricted stock, in each case, held by each named executive officer at year-end. Messrs. Meyers and Niles' performance RSUs would vest in full following (i) a termination without cause or for good reason within 12 months following a change of control, (ii) death or (iii) disability. For more information, see “—Outstanding Equity Awards at Fiscal Year-End” above. As of December 31, 2015, all options are out of the money.

(3)
Amounts payable to Messrs. Gardner and Meyers are conditioned upon continued compliance with the terms of the non-competition and non-solicitation covenants contained in their respective employment agreements.

(4)	Based on 1,163 of the unvested restricted shares subject to Mr. Niles’ multi-year award on December 31, 2015.

(5)
As of December 31, 2015, our company and Mr. Walker had agreed on severance terms, which included a cash payment of $362,500 and the vesting of 7,500 performance RSUs, all of which were settled in the first quarter of 2016.

Compensation of Directors

Our directors who are also employees of our company receive no additional compensation for their services as directors. Each of our non-employee directors receives compensation for services as a director and, as applicable, for services as a member of any Board committee, as described below. All of our directors are reimbursed for travel expenses relating to their attendance at our Board or committee meetings.

Compensation Policy. On November 6, 2014, our Board approved the compensation package for our non-employee directors for their services to be rendered in 2015. For 2015, each of our non-employee directors was awarded an annual cash retainer fee of $60,000, payable quarterly in arrears. In addition, for their services to be rendered to our Board in 2015 each non-employee director received an award of Series A restricted stock with a grant date value of $100,000, vesting quarterly over a two-year period. For service on each of our compensation and nominating and corporate governance committee, each member received an award of Series A restricted stock with a grant date value of $5,000 per committee, other than the chairman of each such committee, who instead received an award of Series A restricted stock with a grant date value of $15,000 per committee chaired, with each such Series A restricted award vesting over a two-year period. For service on our audit committee, each member received an award of Series A restricted stock with a grant date fair value of $7,500, other than the chairman of the audit committee who instead received an award of Series A restricted stock with a grant date value of $20,000, with each such Series A restricted award vesting over a two-year period. Any non-employee director serving in the role of chairman of our executive committee received an award of Series A restricted stock with a grant date value of $15,000. All such Series A restricted stock awards were granted in November 2014 under our 2008 director plan (as defined below).

On December 4, 2015, our Board approved the compensation package for our non-employee directors for their services to be rendered in 2016, which was identical to the compensation package for our non-employee directors for their services to be rendered in 2015. All Series A restricted stock awards under the compensation package for 2016 were granted in December 2015 under the 2015 incentive plan (as described below).

Equity Incentive Plans. Prior to our Board’s approval of the 2015 incentive plan, equity awards to our directors were granted under the Ascent Capital Group, Inc. 2008 Non-Employee Director Incentive Plan (the 2008 director plan), which was administered by our Board. Equity awards granted under the 2015 incentive plan are administered by our entire Board. Our Board had full power and authority to grant eligible persons the awards described below and to determine the terms and conditions under which any awards are made. The 2015 incentive plan is designed to provide additional compensation to certain employees, nonemployee directors and independent contractors for services rendered, to encourage their investment in our capital stock, thereby increasing their proprietary interest in our business. Our Board could grant non-qualified stock options, SARs, restricted shares, stock units, cash awards, performance awards or any combination of the foregoing under the 2015 incentive plan (which we refer to, collectively, as director awards). The maximum number of shares of our common stock with respect to which awards may be granted under the 2015 incentive plan was determined based on the number of shares that remained available under the 2008 incentive plan and the 2008 director plan (collectively, the 2008 plans), resulting in an aggregate of 599,862 shares (plus any shares of our common stock subject to currently outstanding awards that become available again under the 2008 plans) available under the 2015 incentive plan, subject to anti-dilution and other adjustment provisions of the 2015 incentive plan. Shares of our common stock issued pursuant to director awards were made available from either authorized but unissued shares or shares that had been issued but reacquired by us (including shares purchased in the open market).

Director Compensation Table

The following table sets forth compensation paid to our non-employee directors during the year ended December 31, 2015.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)(3)	Option Awards ($)(3)	Total ($)
Brian Deevy	60,000	112,500	—	172,500
Philip J. Holthouse	60,000	130,000	—	190,000
Michael J. Pohl	60,000	127,500	—	187,500
Charles Y. Tanabe	60,000	115,000	—	175,000
Carl E. Vogel	60,000	127,500	—	187,500

(1)
The aggregate grant date fair value of stock awards has been computed in accordance with FASB ASC Topic 718, but (pursuant to SEC regulations) without reduction for estimated forfeitures. For a description of the assumptions applied in these calculations, see Note 15 to our consolidated financial statements for the year ended December 31, 2015 (which are included in our Annual Report on Form 10-K as filed with the SEC on February 29, 2016).

(2)    As described above, our non-employee directors received the following restricted stock awards on December 4, 2015 in recognition of services that were to be rendered to our Board during 2016. Such shares of restricted stock will vest in eight equal quarterly installments over a period of two years.

Name	Shares of Restricted Stock
Brian Deevy	5,530
Philip J. Holthouse	6,391
Michael J. Pohl	6,268
Charles Y. Tanabe	5,653
Carl E. Vogel	6,268

(3)	As of December 31, 2015, our non-employee directors held the following stock incentive awards:

	Brian Deevy	Philip J. Holthouse	Michael J. Pohl	Charles Y. Tanabe	Carl E. Vogel
Options
Series A	—	17,692	14,692	—	6,329
Restricted Stock
Series A	6,626	7,660	7,512	6,774	7,512

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information as of December 31, 2015, with respect to shares of our common stock authorized for issuance under our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, restricted stock units, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders:
Ascent Capital Group, Inc. 2008 Incentive Plan:			—	(1)
Series A common stock	1,198,909	$40.33
Series B common stock	—	—
Ascent Capital Group, Inc. 2008 Non-Employee Director Incentive Plan:			—	(1)
Series A common stock	43,710	$37.96
Series B common stock	—	—
Ascent Capital Group, Inc. 2015 Omnibus Incentive Plan:			408,829	(2)
Series A common stock	114,985	—
Series B common stock	—	—
Equity compensation plans not approved by security holders—None	—	—	—
Total	1,357,604		408,829
Series A common stock	1,357,604
Series B common stock	—

(1)
Our Board determined to cease making any further grants under the Ascent Capital Group, Inc. 2008 Incentive Plan and the Ascent Capital Group, Inc. 2008 Non-Employee Director Incentive Plan, effective May 29, 2015 upon receipt of our stockholders’ approval of the Ascent Capital Group, Inc. 2015 Omnibus Incentive Plan.

(2)	The Ascent Capital Group, Inc. 2015 Omnibus Incentive Plan permits grants of, or with respect to, shares of our Series A common stock or Series B common stock subject to a single aggregate limit.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

 Review and Approval of Related Party Transactions

We adopted a code of ethics and corporate governance guidelines to govern the review and approval of related party transactions. Under our code of ethics, any transaction which may involve an actual or potential conflict of interest and is required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC, such transaction must be approved by the audit committee or another independent body of our Board designated by our Board. Under our corporate governance guidelines, if a director has an actual or potential conflict of interest, the director must promptly inform our Chief Executive Officer and the chair of our audit committee. All directors must recuse themselves from any discussion or decision that involves or affects their personal, business or professional interests. In addition, an independent committee of our Board, designated by our Board, will resolve any conflict of interest issue involving a director, our Chief Executive Officer or any other executive officer. No related party transaction (as defined by Item 404(a) of Regulation S-K promulgated by the SEC) may be effected without the approval of such independent committee.

STOCKHOLDER PROPOSALS

This proxy statement relates to our annual meeting of stockholders for the calendar year 2016 which will take place on May 27, 2016. We currently expect that our annual meeting of stockholders for the calendar year 2017 will be held within 30 days of the anniversary of this year’s meeting. In order to be eligible for inclusion in the proxy materials for the 2017 annual meeting, any stockholder proposal must have been submitted in writing to our Corporate Secretary and received at our executive offices at 5251 DTC Parkway, Suite 1000, Greenwood Village, Colorado 80111, on or before the close of business on December 15, 2016, unless a later date is determined and announced in connection with the actual scheduling of the annual meeting. To be considered for presentation at the 2017 annual meeting, any stockholder proposal must have been received at our executive offices at the foregoing address not earlier than February 24, 2017 and not later than March 28, 2017 or such later date as may be determined and announced in connection with the actual scheduling of the annual meeting.

All stockholder proposals for inclusion in our proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act and, as with any stockholder proposal (regardless of whether it is included in our proxy materials), our charter and bylaws and Delaware law.

ADDITIONAL INFORMATION

We file periodic reports, proxy materials and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also inspect our filings at the regional offices of the SEC or over the Internet at the SEC’s website at www.sec.gov. Additional information can also be found on our website at http://www.ascentcapitalgroupinc.com. (Information contained on any website referenced in this proxy statement is not incorporated by reference in this proxy statement.) If you would like to receive a copy of our Annual Report on Form 10-K for the year ended December 31, 2015, or any of the exhibits listed therein, please call or submit a request in writing to Investor Relations, Ascent Capital Group, Inc., 5251 DTC Parkway, Suite 1000, Greenwood Village, Colorado 80111, telephone: (303) 628-5600, and we will provide you with the Annual Report without charge, or any of the exhibits listed therein upon the payment of a nominal fee (which fee will be limited to the expenses we incur in providing you with the requested exhibits).

ASCENT
CAPITAL GROUP INC

IMPORTANT ANNUAL MEETING INFORMATION

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ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Admission Ticket

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Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the three voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 26, 2016.

Vote by Internet

- Go to **www.envisionreports.com/ASCMA**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET, TELEPHONE OR SMARTPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR the nominee listed and FOR Proposal 2.

1. Director Election:

	For	Withhold
01 - Philip J. Holthouse*	☐	☐

*To serve as a Class II member of our board of directors until the 2019 annual meeting.

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.   /   /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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2016 Annual Meeting Admission Ticket

2016 Annual Meeting of
Ascent Capital Group, Inc. Stockholders

Friday, May 27, 2016, 10:00 a.m., local time
5251 DTC Parkway
Second Floor Conference Room
Greenwood Village, CO 80111

Upon arrival, please present this admission ticket
and photo identification at the registration desk.

DRIVING DIRECTIONS

From the Denver International Airport (DIA) via Tollway:
- Take the ramp onto Peña Blvd.
- Take the E-470 Tollway South.
- Transfer to I-25 North/US-87 North (Exit 1A).
- Exit at Belleview Ave/CO-88 (Exit 199).
- Keep Right at the fork, follow signs for Syracuse St/DTC Parkway and merge onto E Belleview Ave.
- Turn Right on DTC Parkway.
- The building is on the right-hand side.

From the Denver International Airport (DIA) via Freeways:
- Take the ramp onto Peña Blvd.
- Transfer to I-225 South (Exit 282).
- Transfer to I-25/US-87 South (Exit 1A on left).
- Exit at CO-88/Belleview Ave (Exit 199).
- Turn Left on E Belleview Ave.
- Turn Right on DTC Parkway.
- The building is on the right-hand side.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET, TELEPHONE OR SMARTPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Ascent Capital Group, Inc.

Notice of 2016 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — May 27, 2016

The undersigned appoint(s) William E. Niles and Michael R. Meyers and each of them, with power to act without the other and with the right of substitution in each, the proxies of the undersigned to vote all shares of Ascent Capital Group, Inc. Series A Common Stock and Ascent Capital Group, Inc. Series B Common Stock held by the undersigned at the Annual Meeting of Stockholders to be held on May 27, 2016, and at any adjournments thereof, with all the powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked.

IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR THE ELECTION OF THE LISTED NOMINEE AND IN ACCORDANCE WITH THE DIRECTORS' RECOMMENDATION ON THE PROPOSAL LISTED ON THE OTHER SIDE OF THE PROXY CARD. IN THE EVENT THAT ANY OTHER MATTER MAY PROPERLY COME BEFORE THE ANNUAL MEETING, OR ANY ADJOURNMENT THEREOF, THE PERSONS SET FORTH ABOVE ARE AUTHORIZED, AT THEIR DISCRETION, TO VOTE THE MATTER.

PLEASE SIGN ON THE OTHER SIDE AND RETURN PROMPTLY TO ASCENT CAPITAL GROUP, INC., C/O COMPUTERSHARE, P.O. BOX 43102, PROVIDENCE, RI, 02940-0568. IF YOU DO NOT VOTE BY TELEPHONE, SMARTPHONE OR INTERNET, OR SIGN AND RETURN A PROXY CARD, OR ATTEND THE ANNUAL MEETING AND VOTE BY BALLOT, YOUR SHARES CANNOT BE VOTED.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

ASCENT
CAPITAL GROUP INC

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ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
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Vote by Internet

- Go to **www.envisionreports.com/ASCMA**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Stockholder Meeting Notice

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Important Notice Regarding the Availability of Proxy Materials for the Ascent Capital Group, Inc. Stockholder Meeting to be Held on May 27, 2016

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and Form 10-K are available at:

www.envisionreports.com/ASCMA

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to **www.envisionreports.com/ASCMA** to view the materials.
Step 2: Click on **Cast Your Vote or Request Materials**.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 13, 2016 to facilitate timely delivery.

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Stockholder Meeting Notice & Admission Ticket

Ascent Capital Group, Inc.'s Annual Meeting of Stockholders will be held on May 27, 2016 at 5251 DTC Parkway, Second Floor Conference Room, Greenwood Village, CO 80111, at 10:00 a.m. Local Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommends a vote FOR the nominee listed and FOR Proposal 2.

1. Director Election: 01 - Philip J. Holthouse

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online, by telephone, by smartphone or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Directions to the Ascent Capital Group, Inc. 2016 Annual Meeting

DRIVING DIRECTIONS

From the Denver International Airport (DIA) via Tollway:
- Take the ramp onto Peña Blvd.
- Take the E-470 Tollway South.
- Transfer to I-25 North/US-87 North (Exit 1A).
- Exit at Belleview Ave/CO-88 (Exit 199).
- Keep Right at the fork, follow signs for Syracuse St/DTC Parkway and merge onto E Belleview Ave.
- Turn Right on DTC Parkway.
- The building is on the right-hand side.

From the Denver International Airport (DIA) via Freeways:
- Take the ramp onto Peña Blvd.
- Transfer to I-225 South (Exit 282).
- Transfer to I-25/US-87 South (Exit 1A on left).
- Exit at CO-88/Belleview Ave (Exit 199).
- Turn Left on E Belleview Ave.
- Turn Right on DTC Parkway.
- The building is on the right-hand side.

Here's how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

→ **Internet** – Go to **www.envisionreports.com/ASCMA**. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

→ **Telephone** – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

→ **Email** – Send email to investorvote@computershare.com with "Proxy Materials Ascent Capital Group, Inc." in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 13, 2016.

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